Exhibit 10.4
GUARANTY FINANCIAL GROUP INC. SAVINGS AND RETIREMENT PLAN
(As amended and restated effective January 1, 2008)

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS	5
1.1 “Accounts”	5
1.2 “Account Balance”	5
1.3 “Active Funds”	5
1.4 “Actual Deferral Percentage”	5
1.5 “Affiliate Plan”	6
1.6 “After Tax Contributions”	6
1.7 “After Tax Contributions Account”	7
1.8 “Approved Absence”	7
1.9 “Automatic Contribution Arrangement”	7
1.10 “Automatic Contribution Employee”	7
1.11 “Automatic Contribution Participant”	8
1.12 “Automatic Increase Participant”	8
1.13 “Average Contribution Percentage” means	8
1.14 “Before Tax Contributions”	10
1.15 “Before Tax Contributions Account”	10
1.16 “Borrower”	10
1.17 “Code”	10
1.18 “Common Stock”	10
1.19 “Common Stock Fund”	10
1.20 “Company”	11
1.21 “Company Retirement Contributions”	11
1.22 “Company Retirement Contributions Account”	11

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1.23 “Compensation”	11
1.24 “Contributing Participant”	12
1.25 “Distribution Event”	12
1.26 “Eligible Borrower”	13
1.27 “Eligible Employee”	13
1.28 “Employee”	13
1.29 “Employee Matters Agreement”	13
1.30 “Employer”	13
1.31 “Employer Matching Contributions”	13
1.32 “Employer Matching Contributions Account”	14
1.33 “ERISA”	14
1.34 “Forestar”	14
1.35 “Forestar Common Stock”	14
1.36 “Forestar Plan”	14
1.37 “Forestar Stock Fund”	14
1.38 “Funds”	14
1.39 “Group”	14
1.40 “Guaranty Common Stock”	15
1.41 “Guaranty Stock Fund”	15
1.42 “Highly Compensated Employee”	15
1.43 “Hour of Service”	15
1.44 “Inactive Participant”	16
1.45 “Investment Committee”	16
1.46 “Loan”	16
1.47 “Merged Plan”	16

1.48 “Merger Date”	17
1.49 “Months of Participation”	17
1.50 “Non-Highly Compensated Employee”	17
1.51 “Non-Residential Loan”	17
1.52 “Notice”	18
1.53 “One Year Break in Service”	18
1.54 “Participant”	18
1.55 “Participant Loan Subaccount”	18
1.56 “Period of Separation”	18
1.57 “Period of Service”	18
1.58 “Period of Severance”	23
1.59 “Plan”	23
1.60 “Plan Administrator”	23
1.61 “Plan Year”	23
1.62 “Profit Sharing Contributions”	23
1.63 “Profit Sharing Contributions Account”	23
1.64 “Qualified Nonelective Contributions”	23
1.65 “Qualified Nonelective Contributions Account”	24
1.66 “Required Beginning Date”	24
1.67 “Residential Loan”	24
1.68 “Rollover Account”	24
1.69 “Rollover Contributions”	24
1.70 “Section 414(n) Leased Employee”	25
1.71 “Section 414 Compensation”	25
1.72 “Section 415 Compensation”	26

1.73 “Severance from Service Date”	27
1.74 “Stock Fund”	27
1.75 “Subaccounts”	28
1.76 “Temple-Inland Common Stock”	28
1.77 “TIN Savings Plans”	28
1.78 “Temple-Inland Stock Fund”	28
1.79 “Trust Agreement”	28
1.80 “Trust Fund”	28
1.81 “Trustee”	28
1.82 “Valuation Date”	28
ARTICLE 2 ELIGIBILITY AND PARTICIPATION	29
2.1 Participation	29
2.2 Enrollment as a Contributing Participant	32
2.3 No Participation by Non-Covered Employees	34
ARTICLE 3 PARTICIPANT CONTRIBUTIONS	35
3.1 Before Tax Contributions	35
3.2 Suspension of Contributions	35
3.3 Changes in Contribution Elections	35
3.4 Payment of Contributions	36
3.5 No Make-Up of Contributions	36
3.6 Limitations on Before Tax Contributions	37
3.7 Rollovers	42
ARTICLE 4 EMPLOYER CONTRIBUTIONS	43
4.1 Matching Contributions	43
4.2 Profit Sharing Contributions	45

4.3 Qualified Nonelective Contributions	46
4.4 Reinstatement of Forfeited Account Balances; Payment of Administrative Expenses	46
4.5 Limitations on Contributions	46
4.6 Limitations on After Tax Contributions and Employer Matching Contributions	47
ARTICLE 5 ACCOUNTS	52
5.1 Maintenance of Accounts	52
5.2 Adjustments to Accounts; Statements Provided to Participants	52
ARTICLE 6 VESTING AND FORFEITURES	52
6.1 Before Tax Contributions, After Tax Contributions, Qualified Nonelective Contributions and Rollover Accounts	52
6.2 Vesting of Company Retirement Contributions Account	53
6.3 Vesting of Employer Matching Contributions Account and Profit Sharing Contributions Account	54
6.4 Forfeitures	56
6.5 Determination of Period of Service	57
ARTICLE 7 INVESTMENT OF CONTRIBUTIONS	58
7.1 Investment Funds	58
7.2 Inactive Funds	58
7.3 Loan Fund	59
7.4 Investment of Employer and Participant Contributions	59
7.5 Change in Investment Elections	60
7.6 Change in Existing Investments	61
7.7 Voting of Stock Fund Shares (for Periods Prior to January 1, 2010)	61
7.8 Tender or Exchange Offers (for Periods Prior to January 1, 2010)	62

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7.9 Confidentiality (for Periods Prior to January 1, 2010)	63
ARTICLE 8 WITHDRAWALS DURING EMPLOYMENT	64
8.1 Withdrawal of After Tax Contributions	64
8.2 Withdrawals After Age 59 1/2	64
8.3 Withdrawal of Employer Matching Contributions	64
8.4 Hardship Withdrawals	65
8.5 Withdrawal of Rollover Accounts	68
8.6 Withdrawals of Certain Default Before Tax Contributions	68
8.7 Application for Withdrawals; Processing	69
8.8 Limit on Number of Withdrawals	69
8.9 Effect of Withdrawals on Investments	70
8.10 Timing and Form of Payment of Withdrawals	70
8.11 Withdrawals Only Available to Employees	70
ARTICLE 9 PAYMENT OF BENEFITS	71
9.1 Distribution of Benefits Upon Occurrence of Distribution Event	71
9.2 Payment of Benefits by Trustee; Form of Payment	72
9.3 Installment Option for Certain Retiring Participants	72
9.4 Required Minimum Distributions	73
9.5 Payment to Participant’s Estate	74
9.6 Incapacity of Payee	74
9.7 Plan Administrator Determines Payee	74
9.8 Rollover Distributions	75
9.9 Distributions Pursuant to Qualified Domestic Relations Orders	77
ARTICLE 10 LOANS	78
10.1 Availability of Loans; Application for Loans	78

10.2 Terms of Loans	79
10.3 Events of Default	81
10.4 Accounting for Loans	83
ARTICLE 11 ADMINISTRATION OF THE PLAN	84
11.1 Authority of Plan Administrator	84
11.2 Claims Procedure	85
11.3 Financial Statements	87
11.4 Liability of Plan Administrator	87
ARTICLE 12 MANAGEMENT OF THE TRUST FUND	88
12.1 Designation of Trustee	88
12.2 Plan Assets Held in Trust	89
12.3 Appointment of Investment Manager	90
ARTICLE 13 AMENDMENT OF THE PLAN	91
13.1 Amendment	91
ARTICLE 14 DISCONTINUANCE OF THE PLAN	93
14.1 Right To Terminate Plan	93
14.2 Valuation of Trust Fund upon Termination	93
14.3 Continuation of Trust	93
14.4 Plan Mergers and Transfers of Assets and Liabilities	94
14.5 Certain Spin-Offs and Mergers	96
ARTICLE 15 STATEMENT OF INTENT	96
15.1 Qualification	96
15.2 Section 404(c) of ERISA	97
15.3 Responsibility of Named Fiduciaries	97
15.4 Legal Rights and Liabilities	98

ARTICLE 16 TOP-HEAVY RULES	99
16.1 Applicability of Rules	99
16.2 Determination of Top-Heavy Status	99
16.3 Determination of Accrued Benefits	101
16.4 Vesting for Top-Heavy Years	102
16.5 Contributions for Top-Heavy Years	102
16.6 Certain Changes Effective January 1, 2002	103
ARTICLE 17 GENERAL PROVISIONS	105
17.1 Nonalienation of Benefits	105
17.2 No Right to Continued Employment	107
17.3 Rules of Construction	107
17.4 Appendices	107
ARTICLE 18 LAPSED BENEFITS	108
18.1 Notification to Participants and Beneficiaries	108
18.2 Reinstatement of Lapsed Benefits	108
APPENDIX I	KA-1
List Of Participating Employers	KA-1
APPENDIX II	KA-2
KNUTSON MORTGAGE CORPORATION APPENDIX	KA-5
STOCKTON SAVINGS BANK APPENDIX
WESTERN CITIES MORTGAGE CORPORATION APPENDIX
TEXAS NATIONAL AGENCY, INC. APPENDIX
HEMET FEDERAL SAVINGS AND LOAN ASSOCIATION APPENDIX
MINIMUM DISTRIBUTION APPENDIX
APPENDICES

GUARANTY FINANCIAL GROUP INC. SAVINGS AND RETIREMENT PLAN
     This Plan was originally adopted effective as of April 1, 1989 and was named the “Guaranty Savings Plan.”
     Effective January 1, 1992 the Plan was re-named the “Temple-Inland Financial Services Savings and Retirement Plan” and was amended and restated to provide for participating employers to make retirement contributions to the Plan on behalf of eligible employees and to make certain other changes.
     Effective as of July 1, 1993, the Temple-Inland Food Service Corporation Savings and Retirement Plan (the “Food Service Plan”) was merged into the Plan.
     Effective July 1, 1993, the Plan was amended and restated to reflect the merger of the Food Service Plan into the Plan, re-name the Plan the “Temple-Inland Savings and Retirement Plan,” change the investment options available under the Plan, authorize Participants to make after tax contributions, authorize the Plan Administrator to make Plan loans to participants, and make certain other changes.
     Effective December 30, 1994, the Plan was amended and restated to reflect the merger of the American Federal Bank, F.S.B. Capital Accumulation and Cap-Plus Plan into this Plan as of December 30, 1994 and to make certain other changes.
     Effective as of January 1, 1995, the Plan was amended and restated to eliminate the ability of Participants to make certain hardship withdrawals.
     Effective September 2, 1995 the Plan was amended to (a) authorize the contribution by Employers of “qualified nonelective contributions,” (b) provide for the treatment of Employees who are represented by United Paperworkers International Union Local 654, (c) increase the maximum amount of Employer Matching Contributions that may be credited for any Plan Year on behalf of salaried and nonunion Employees of

Temple-Inland Food Service Corporation, (d) provide for three new investment fund options, and (e) make certain other changes.
     Effective January 1, 1996, the Plan was amended and restated to make certain changes in response to comments made by the IRS in connection with a determination letter request filed with respect to the Plan and make certain other changes. The amendments made by such amendment and restatement were effective as of January 1, 1996, except that the amendments made to Sections 1.4, 1.14, 1.22, 1.36, 1.57, 3.6 and 4.6 as of such date were effective as of January 1, 1987.
     The Plan was amended and restated effective May 1, 1997 to (a) allow cash rollover contributions to the Plan, (b) allow the Plan Administrator to provide for the use by Participants of telephonic or other means of communication to make elections, (c) make certain changes relating to the merger of other plans into this Plan, (d) incorporate prior amendments made to the Plan, and (e)  make certain other changes, including changes made to reflect recent legislation. The amendments made by such amendment and restatement were effective as of May 1, 1997, except that the amendments made to the definition of “Highly Compensated Employee” and Sections 3.6 and 4.6 were effective as of January 1, 1997, the amendments made to Section 3.7 were effective April 1, 1997, the amendment of Appendix I was effective as of October 27, 1997, and the deletion of former Appendix III was effective as of April 30, 1997.
     The Plan was amended and restated effective March 1, 2000 to (a) increase the maximum amount of Employer Matching Contributions that may be made hereunder on behalf of any Participant during any Plan Year, and (b) to make certain other changes. The amendments made by such amendment and restatement were, except as provided therein, effective as of March 1, 2000, except that the amendments made to Sections 2.1, 3.2, 4.2, 4.5, 7.5 and 7.6 were effective as of January 1, 2000.
     The Plan was amended and restated effective December 1, 2001 to reflect changes in applicable law made by the Economic Growth and Tax Relief Reconciliation Act of 2001 and to make certain other changes. The amendments made by such amendment and restatement were effective as of December 1, 2001, except as otherwise provided therein.
     The Plan was amended and restated effective September 1, 2004, to reflect changes to the Plan’s provisions relating to the Funds offered under the Plan and to make certain other changes.
     The Plan was amended and restated effective January 1, 2006, to reflect changes in the Treasury Regulations under Sections 401(k) and 401(m) of the Code and to make certain other changes. The amendments made by such amendment and restatement were effective January 1, 2006, unless otherwise provided herein.
     The Plan was amended and restated effective January 1, 2007, (i) to change the vesting schedule for Company Retirement Contributions from a five (5)-year cliff vesting schedule to a three (3)-year graduated vesting schedule, and (ii) to permit a non-spouse beneficiary to elect a direct rollover of certain distributions hereunder.
     The Plan was amended effective December 1, 2007, to add Target Retirement Funds as investment funds under Article 7 hereof.
     The Plan was amended and restated effective January 1, 2008, (i) to provide for the full vesting of the Employer Matching Contributions Accounts and Company Retirement Contributions Accounts of a Participant whose employment with the Group is designated as terminating as a result of the Transformation Plan announced by Temple

Inland Inc. in a press release dated February 26, 2007; (ii) to eliminate new investments in, but permit transfers out of, the Temple-Inland Stock Fund, the Guaranty Stock Fund and the Forestar Stock Fund; (iii) to provide for the liquidation the Temple-Inland Stock Fund, the Guaranty Stock Fund and the Forestar Stock Fund, effective December 31, 2009; (iv) to provide that Employer Matching Contributions and Profit Sharing Contributions made on behalf of a Participant will be invested in the same investment funds in which the Participant’s Before Tax Contributions are invested; (v) to comply with the qualified automatic contribution arrangement requirements of Sections 401(k)(13) and 401(m)(12) of the Code, (vi) to allow an Automatic Contribution Participant to withdraw certain default Before Tax Contributions; (vii) to eliminate After-Tax Contributions, (viii) to change the vesting schedule for Employer Matching Contributions from a three (3)-year graduated schedule to a two (2)-year cliff schedule to comply with the qualified automatic contribution arrangement requirements of Sections 401(k)(13) and 401(m)(12) of the Code, (ix) to change the vesting schedule for Company Retirement Contributions made for Plan Years beginning on and after January 1, 2008, from a three (3)-year cliff schedule to a two (2)-year cliff vesting schedule, (x) to change the name of the Plan from the “Temple-Inland Savings and Retirement Plan” to the “Guaranty Financial Group Inc. Savings and Retirement Plan,” (xi) to eliminate the mandatory cashout of the vested Accounts of a terminated Participant who has attained age sixty-five (65), and (xii) to permit a terminated Participant to commence distributions of his vested Accounts on his Required Beginning Date in periodic installment payments. The amendments made by such amendment and restatement were effective January 1, 2008, unless otherwise provided herein.

ARTICLE 1
DEFINITIONS
     As used herein, the following terms shall have the following respective meanings, unless a different meaning is required by the context:
     1.1 “Accounts” means, as applicable, a Participant’s Company Retirement Contributions Account, Before Tax Contributions Account, After Tax Contributions Account, Employer Matching Contributions Account, Qualified Nonelective Contributions Account, Profit Sharing Contributions Account, Rollover Account, and the Subaccounts maintained under such Accounts. The Plan Administrator may establish such additional Accounts and Subaccounts as it may determine in its discretion.
     1.2 “Account Balance” means the aggregate balance of a Participant’s Accounts.
     1.3 “Active Funds” means the investment funds listed in Section 7.1 hereof.
     1.4 “Actual Deferral Percentage” means
          (a) For each Plan Year the average of the ratios (calculated separately for each Employee) of: (i) the amount of Before Tax Contributions and Qualified Nonelective Contributions to be paid to the Plan on behalf of an Employee for that Plan Year pursuant to Sections 3.1 and 4.3 hereof, to (ii) that Employee’s Section 414 Compensation for that Plan Year.
          (b) The Actual Deferral Percentage of any Employee who is a Highly Compensated Employee for a Plan Year and who is eligible to have before tax contributions allocated to his accounts under two (2) or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Group shall be determined as if all such before tax contributions were made under a single plan or arrangement. If such plans or arrangements have different plan years, the Actual Deferral Percentage of the Highly Compensated Employee shall be determined by aggregating the before tax contributions made on behalf of the Highly Compensated Employee, and the compensation (using the definition of compensation set forth in the plan or arrangement being tested) received by the Highly Compensated Employee, during the plan year of the plan or arrangement being tested.
          (c) If the Plan satisfies the requirements of Section 401(a)(4) or Section 410(b) of the Code only if aggregated with one (1) or more other plans or if one (1) or more other plans satisfy the requirements of Section 401(a)(4) or Section 410(b) of the Code only if aggregated with the Plan, the Actual Deferral Percentages of Employees shall be determined as if all such plans were a single plan. A plan or arrangement described in Section 401(k) of the Code may be aggregated with this Plan to satisfy the requirements of Section 410(b) of the Code only if such plan or arrangement uses the same testing method as this Plan for purposes of satisfying the actual deferral percentage test of Section 401(k) of the Code.
     1.5 “Affiliate Plan” means a defined contribution plan (other than this Plan) that is maintained by any member of the Group and that is intended to be qualified under Section 401(a) of the Code.
     1.6 “After Tax Contributions” means the voluntary contributions made by a Participant pursuant to Section 3.1 hereof for Plan Years beginning before January 1, 2008, which are neither deductible for federal income tax purposes nor reduce a Participant’s taxable income, plus the amount of such contributions made by a Participant to a Merged Plan that are transferred on behalf of a Participant to this Plan. No After Tax Contributions shall be made by any Participant for Plan Years beginning after December 31, 2007.
     1.7 “After Tax Contributions Account” means the separate account maintained for each Participant who has made After Tax Contributions that accounts for the Participant’s share of the Trust Fund attributable to his After Tax Contributions.
     1.8 “Approved Absence” means an Employee’s period of absence occurring by reason of the following events:
          (a) service in the Armed Forces of the United States; provided, however, that the Employee has re-employment rights under applicable laws and complies with the requirements of such laws and is re-employed by the Group;
          (b) an approved leave of absence for medical or disability reasons granted to an Employee pursuant to his Employer’s established personnel rules and policies; or
          (c) any other leave of absence approved by his Employer; provided, however, that no such leave of absence shall be approved for more than six (6) months in the aggregate.
     1.9 “Automatic Contribution Arrangement” means the automatic enrollment and contribution provisions of Sections 2.1, 2.2 and 4.1 hereof that are intended to constitute a “qualified automatic contribution arrangement” within the meaning of Treasury Regulation
Section 1.401(k)-3(j)(1).
     1.10 “Automatic Contribution Employee” means any Employee other than an Employee who has an affirmative election in effect (that remains in effect) on January 1,

2008, to (a) have Before Tax Contributions made on the Employee’s behalf in a specified percentage of Compensation, or (b) not have Before Tax Contributions made on the Employee’s behalf. An Employee shall cease to be an Automatic Contribution Employee if the Employee makes an election (that remains in effect) to (x) have Before Tax Contributions made on his behalf in a different percentage of Compensation than provided by Sections 2.2(b) and (c) hereof, or (y) not have any Before Tax Contributions made on his behalf.
     1.11 “Automatic Contribution Participant” means an Automatic Contribution Employee who becomes a Participant pursuant to Section 2.1(c)(ii) hereof.
     1.12 “Automatic Increase Participant”
     means (a) each Automatic Contribution Participant, other than an Automatic Contribution Participant who, by Notice to the Plan Administrator, makes an election (that remains in effect) not to have the automatic increases provided for by Section 2.2(c) hereof apply to the Participant, and (b) each other Participant who, by Notice to the Plan Administrator, makes an election (that remains in effect) to have Section 2.2(c) hereof apply.
     1.13 “Average Contribution Percentage” means
          (a) For each Plan Year, the average of the ratios (calculated separately for each Employee) of: (i) the sum of the employee contributions and employer matching contributions (within the meaning of Section 401(m) of the Code) under the Plan on behalf of an Employee for the relevant Plan Year, to (ii) that Employee’s Section 414 Compensation for the relevant Plan Year.

          (b) The Average Contribution Percentage of any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make employee contributions or to have matching contributions, qualified nonelective contributions or elective deferrals (as defined in Section 401(m)(4) of the Code) allocated to his account under two (2) or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Group shall be determined as if all such contributions and deferrals were made under a single plan. If such plans or arrangements have different plan years, the Average Contribution Percentage of the Highly Compensated Employee shall be determined by aggregating such contributions and deferrals made by and/or on behalf of the Highly Compensated Employee, and the compensation (using the definition of compensation set forth in the plan or arrangement being tested) received by the Highly Compensated Employee, during the plan year of the plan or arrangement being tested.
          (c) If the Plan satisfies the requirements of Section 401(a)(4) or Section 410(b) of the Code only if aggregated with one (1) or more other plans or if one (1) or more other plans satisfy the requirements of Section 401(a)(4) or Section 410(b) of the Code only if aggregated with the Plan, the Average Contribution Percentages of Employees shall be determined as if all such plans were a single plan. A plan may be aggregated with this Plan for purposes of satisfying the requirements of Section 410(b) of the Code only if such plan uses the same testing method as this Plan to satisfy the actual contribution percentage test of Section 401(m) of the Code.
          (d) To the extent permitted by regulations promulgated under Section 401(m) of the Code, the Plan Administrator may elect to take into account

“elective deferrals” (within the meaning of Section 401(m) of the Code) and Qualified Nonelective Contributions, in calculating the Average Contribution Percentage of Employees.
          (e) To the extent prohibited by Treasury Regulation Section 1.401(m)-2(a)(5), the Plan Administrator shall not take into account disproportionate matching contributions in calculating the Average Contribution Percentage of Employees.
     1.14 “Before Tax Contributions” means the amount of Compensation deferred by a Participant pursuant to Section 3.1 hereof on a before tax basis, plus the amount of elective deferrals (within the meaning of Section 402(g) of the Code) that are transferred on behalf of a Participant to this Plan from a Merged Plan.
     1.15 “Before Tax Contributions Account” means the separate account maintained for each Participant who has made Before Tax Contributions that accounts for the Participant’s share of the Trust Fund attributable to his Before Tax Contributions.
     1.16 “Borrower” means any person who has an outstanding loan under Article 10 of this Plan.
     1.17 “Code” means the Internal Revenue Code of 1986, as amended, and shall also include all regulations promulgated thereunder.
     1.18 “Common Stock” means Temple-Inland Common Stock, Guaranty Common Stock or Forestar Common Stock, as applicable.
     1.19 “Common Stock Fund” means the Temple-Inland Stock Fund, the Guaranty Stock Fund or the Forestar Stock Fund, as applicable.

     1.20 “Company” means TIN Inc. d/b/a Temple-Inland and any successor to such corporation by merger, purchase, or otherwise. Effective December 28, 2007, the term “Company” means the Guaranty Financial Group Inc., a Delaware Corporation, and any successor to such corporation by merger, purchase, or otherwise.
     1.21 “Company Retirement Contributions” means contributions made by an Employer pursuant to former Section 4.1 hereof for Plan Years beginning before January 1, 2008, plus the amount of any similar contributions (as determined by the Plan Administrator) that are transferred to this Plan from a Merged Plan on behalf of a Participant. No Company Retirement Contributions shall be made by the Company for Plan Years beginning after December 31, 2007.
     1.22 “Company Retirement Contributions Account” means the separate account for each Participant which shall account for his share of the Trust Fund attributable to Company Retirement Contributions made on his behalf.
     1.23 “Compensation” means wages paid by an Employer to an Employee, as reported by the Employer in Box 1 on Form W-2, and elective deferrals (within the meaning of Section 402(g)(3) of the Code) under any plan sponsored by the Group, payroll reduction contributions made on a before tax basis under any cafeteria plan (within the meaning of Section 125 of the Code) or qualified transportation fringe benefit plan (within the meaning of Section 132(f) of the Code) sponsored by the Group, but excludes reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, welfare benefits, deferred compensation, and, in the case of a Highly Compensated Employee only, stock option income and payments made with respect to performance units or restricted stock. If for any Plan Year a Participant’s

Compensation exceeds the two hundred thousand dollar ($200,000) (one hundred fifty thousand dollar ($150,000) for Plan Years beginning before January 1, 2002) limitation imposed by Section 401(a)(17) of the Code, as adjusted as provided therein, such excess amount shall not be taken into account for such Plan Year for purposes of this Section or any other provision of the Plan. Notwithstanding the foregoing, the definition of the term “Compensation” under this Section 1.23 is a safe harbor definition of compensation set forth in Treasury Regulations Section 1.414(s)-1(c)(3), as modified by Treasury Regulations Sections 1.414(s)-1(c)(4) and (5), and does not include any compensation amount that is not Section 415 Compensation.
     1.24 “Contributing Participant” shall mean a Participant who elects to make Before Tax Contributions to the Plan pursuant to Article 3 hereof.
     1.25 “Distribution Event” means, with respect to a Participant: (a) the Participant’s retirement, death, disability, or severance from employment (separation from service, for periods prior to January 1, 2002) with the Group; or (b) the sale or other disposition by any member of the Group to an unrelated corporation of all or substantially all of the assets used in a trade or business, but only with respect to a Participant who continues employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; (c) the sale or other disposition by any member of the Group of its interest in a subsidiary to an unrelated entity but only with respect to a Participant who continues employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition; and (d) the termination of the Plan without establishment or maintenance of an alternative defined contribution plan (as defined in Treasury Regulation Section 1.401(k) - 1(d)(4)); provided however, that the preceding clauses (b) and (c) shall not apply on and after January 1, 2002. Notwithstanding the foregoing, if a Participant has a change in job status from Employee to Section 414(n) Leased Employee, such change in job status shall not constitute a Distribution Event.
     1.26 “Eligible Borrower” means any Participant who has an Account Balance under this Plan or any alternate payee who has a right to an Account Balance under this Plan, provided that such Participant or alternate payee is a “party in interest” (within the meaning of Section 3(14) of ERISA).
     1.27 “Eligible Employee” means an Employee who is an active Employee on the December 31 of a Plan Year for which his Employer makes a Profit Sharing Contribution hereunder.
     1.28 “Employee” means a person who is employed by an Employer on a salaried, salaried plus commission, commission-only or hourly basis and who is not covered by a collective bargaining agreement entered into with an Employer, unless such agreement, by specific reference to the Plan provides for coverage under the Plan.
     1.29 “Employee Matters Agreement” means the Employee Matters Agreement by and among Temple-Inland Inc., Forestar and the Company, dated as of December ___, 2007.
     1.30 “Employer” means each of the entities listed on Appendix I hereto, subject to such limitations or restrictions as to participation by employees of such entities as may be reflected on such Appendix I.
     1.31 “Employer Matching Contributions” means the contributions made by an Employer pursuant to Section 4.1 hereof, plus the amount of any employer matching contributions (within the meaning of Section 401(m)(4) of the Code) transferred on behalf of a Participant to this Plan from a Merged Plan.
     1.32 “Employer Matching Contributions Account” means the separate account for each Participant which shall account for his share of the Trust Fund attributable to any Employer Matching Contributions made or transferred to this Plan on his behalf.
     1.33 “ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended and shall also include all regulations promulgated thereunder.
     1.34 “Forestar” means Forestar Real Estate Group Inc., a Delaware Corporation.
     1.35 “Forestar Common Stock” means common stock, par value [one dollar ($1.00)] per share, of Forester.
     1.36 “Forestar Plan” means the Forestar Savings and Retirement Plan maintained by Forestar.
     1.37 “Forestar Stock Fund” means an investment fund hereunder invested in Forestar Common Stock.
     1.38 “Funds” means the investment funds provided for by Section 7.1 hereof.
     1.39 “Group” means the Company, and any entity that is treated as a single employer together with the Company pursuant to Sections 414(b), 414(c) or 414(m) of the Code or is required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. For the purpose under the Plan of determining the Period of Service of a Participant, each entity shall be included in the Group only for such period or periods during which it is treated as a single employer together with the Company pursuant to Sections 414(b), 414(c) or 414(m) of the Code or is required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code, except as provided in Section 1.57 hereof.
     1.40 “Guaranty Common Stock” means common stock, par value [one dollar ($1.00)] per share, of the Company.
     1.41 “Guaranty Stock Fund” means an investment fund hereunder invested in Guaranty Common Stock.
     1.42 “Highly Compensated Employee” means any Employee who, with respect to the Group, is described in either clauses (a) or (b) below:
          (a) Was a “5-percent owner” (as described in Section 414(q) of the Code) at any time during the Plan Year or the twelve (12) month period preceding the Plan Year (the “Lookback Year”); or
          (b) Received Section 415 Compensation from the Group in excess of eighty thousand dollars ($80,000) (as adjusted for cost-of-living increases) for the Lookback Year and was in the group of employees for such year consisting of the top twenty percent of employees when ranked on the basis of Section 415 Compensation during such year.
     1.43 “Hour of Service” means
          (a) An hour for which an employee is paid, or entitled to payment, for the performance of duties for any member of the Group. Such hours will be credited to the employee for the computation period in which the duties are performed; and
          (b) An hour for which an employee is paid, or entitled to payment, by any member of the Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference; and
          (c) An hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by any member of the Group. An hour of service will not be credited both under (a) or (b), as the case may be, and under this subsection (c). Such hours will be credited to employees for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
          (d) Hours of service shall be credited for any individual considered to be a Section 414(n) Leased Employee.
     1.44 “Inactive Participant” means a Participant who is employed by the Group, but who is not an Employee.
     1.45 “Investment Committee” means the Guaranty Financial Group Inc. Investment Committee, as appointed by the Board of Directors of the Company.
     1.46 “Loan” means a loan made pursuant to Article 10 hereof or that is treated as a Loan pursuant to Section 10.2(j) hereof
     1.47 “Merged Plan” means a tax-qualified defined contribution plan that is merged into this Plan or from which account balances are transferred (other than pursuant to a rollover) to this Plan, in either case with the consent of the Board of Directors or President of the Company.

     1.48 “Merger Date” means the date as of which a Merged Plan is merged into this Plan or as of which account balances are transferred to this Plan from a Merged Plan, as designated by the Plan Administrator.
     1.49 “Months of Participation” means the number of calendar months (with partial months being counted as full months) during the period beginning on the date on which an Employee provides Notice to the Plan Administrator electing to make Before Tax Contributions (or After Tax Contributions for Plan Years beginning before January 1, 2008) hereunder and ending on the date the Participant ceases to be employed by any member of the Group. If the Plan Administrator determines that there are insufficient records to determine a Participant’s Months of Participation pursuant to the foregoing provisions of this Section 1.49, the Plan Administrator may determine a Participant’s Months of Participation using such methods and assumptions as it determines necessary or appropriate in its sole discretion, provided that such methods and assumptions are applied in a consistent and nondiscriminatory manner to similarly situated Participants. In the case of a Participant described in Section 1.57(b)(ii), (iv) or (xi) hereof, the Participant’s Months of Participation shall include the Participant’s “months of participation” in the Merged Plan, the TIN Savings Plan or the Forestar Plan, as applicable.
     1.50 “Non-Highly Compensated Employee” means, with respect to a Plan Year, an Employee who is eligible to participate in the Plan pursuant to Article 2 hereof and who is not a Highly Compensated Employee.
     1.51 “Non-Residential Loan” means any Loan that is not a Residential Loan.

     1.52 “Notice” means a notice, application or request provided by a Participant to a designated party in such form (which may be written, telephonic, electronic, or another means of communication) as may be specified by the party to receive such Notice.
     1.53 “One Year Break in Service” means a consecutive twelve (12) month Period of Severance during which an Employee does not perform an Hour of Service and is not on an Approved Absence.
     1.54 “Participant” means (a) an Employee who is eligible to participate in the Plan under Article 2 hereof, and (b) except for purposes of Articles 2 (other than Section 2.1(c) and 2.3), 3, 4, 8, 9, and 16 hereof, any person on whose behalf an Account is maintained under the Plan.
     1.55 “Participant Loan Subaccount” means the separate Subaccount maintained for each Participant who has an outstanding Loan and to which the promissory note evidencing any such Loan shall be allocated.
     1.56 “Period of Separation” means a period of time commencing with the date a person separates from service with the Group and ending with the date that person resumes employment with the Group.
     1.57 “Period of Service” means
          (a) The period commencing on the date a person is credited with an Hour of Service after April 1, 1989, and ending on the date a Period of Severance begins, including any Period of Separation of less than twelve (12) consecutive months. The determination of a Participant’s Period of Service shall be subject to the rules set forth in Section 6.5 hereof. For purposes of determining a Participant’s Period of Service, the

Severance from Service Date of a Participant who is absent from service beyond the first anniversary of the first day of absence for maternity or paternity reasons is the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence from work shall be neither a Period of Service nor a Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.
          (b) Notwithstanding Section 1.57(a) hereof:
                (i) For purposes of determining the Period of Service of an Employee who was employed by an Employer on April 1, 1989, periods of employment by (A) Guaranty Federal Savings and Loan Association, Dallas, Texas, (B) First Federal Savings and Loan Association of Austin, Austin, Texas, and (C) Delta Savings Association of Texas, Alvin, Texas, prior to the Effective Date, shall be considered service for the Group;
                (ii) The Period of Service of a Participant whose service for vesting purposes under a Merged Plan was determined on a basis other than hours of service shall include the service credited under such plan as of its Merger Date (provided that if the Merged Plan was at any time an Affiliate Plan, no duplication of credited service shall occur);

                (iii) In the case of a Participant who became an Employee (A) on or about September 30, 2000 in connection with the purchase by Guaranty Business Credit Corporation of certain assets of Capital Factors, Inc., (B) on or about October 2, 2000 in connection with the purchase by Timberline Insurance Managers, Inc. of certain assets of FG Holdings, Inc., or (C) on or about January 26, 2001 in connection with the purchase by Guaranty Business Credit Corporation of certain assets of Finova Capital Corporation, periods of employment with Capital Factors, Inc., FG Holdings, Inc., or Finova Capital Corporation, as applicable, prior to the date of becoming an Employee shall be considered service for the Group for purposes of determining the Participant’s Period of Service for purposes of Section 6.2 hereof; and
                (iv) The Period of Service of a Participant whose service for vesting purposes under a Merged Plan was determined based on hours of service shall consist of the following: (A) a number of years equal to the number of years of service credited to the Participant before the plan year or other computation period used for determining years of service under the Merged Plan (the “Computation Period”) during which the Merger Date occurs; (B) the greater of (I) the period of service that would be credited to the Participant under the elapsed time method for his service during the entire Computation Period in which the Merger Date occurs, or (II) the service taken into account for the Computation Period that includes the Merger Date under the hours of service method as of the Merger Date; and (C) the Period of Service credited to the Participant for service subsequent to the Merger Date commencing on the day after the last day of the Computation Period in which the Merger Date occurs.

                (v) The Period of Service of a Participant who became an Employee in connection with Guaranty Residential Lending, Inc.’s purchase of the assets of Old Kent Mortgage Company from Fifth Third Bancorp of Cincinnati, Ohio, shall include periods of service credited under the Old Kent Thrift Plan.
                (vi) A Participant’s Period of Service shall include the Participant’s Period of Service credited to the Participant under the Joint Venture Master 401(k) Plan maintained by TIN Inc., except to the extent that the inclusion of such service would result in a duplication of credited service with respect to any period.
                (vii) For purposes of determining the Period of Service of an Employee who was hired in connection with that certain Stock Sale Agreement by and between PLM International, Inc. and Guaranty Bank that closed on or about January 1, 2000, periods of employment with American Finance Group, Inc. and/or its affiliates shall be considered Service for the Group.
                (viii) For purposes of determining the Period of Service of an Employee who became employed by the Group in connection with that certain Asset Purchase Agreement by and among Guaranty Insurance Services, Inc., TCT Insurance Group, LP, TCT GP, LLC, and TCT Holdings LLP that closed as of February 1, 2004, periods of employment with TCT Insurance Group, LP and/or its affiliates shall be considered service for the Group.
                (ix) For purposes of determining the Period of Service of an Employee who became employed by the Group in connection with that certain Branch Purchase and Assumption Agreement entered into on July 1, 2004 by and between Pan American Bank, FSB, United PanAm Financial Corp., and Guaranty Bank, periods of employment with Pan American Financial and/or its affiliates shall be considered service for the Group.
                (x) In the case of an individual who became an Employee on or about July 1, 2007, in connection with the purchase by Guaranty Insurance Services Inc. of certain assets of Hilliard Box Insurance, periods of employment with Hilliard Box Insurance prior to the date of becoming an Employee shall be considered service for the Group for purposes of determining the Employee’s Period of Service for purposes of Sections 2.1 and 6.2 hereof.
                (xi) If a Participant transferred employment to an Employer from Temple-Inland Inc., any member of the “Temple-Inland Group” (within the meaning of the Employee Matters Agreement), Forestar or any member of the “Forestar Group” (within the meaning of the Employee Matters Agreement) and such employment transfer is covered by the Employee Matters Agreement, the Participant’s Period of Service shall include the Participant’s “Period of Service” credited to the Participant under the TIN Savings Plan or the Forestar Plan, except to the extent that the inclusion of such service would result in a duplication of credited service with respect to any period.
                (xii) An Employee’s Period of Service shall include prior service with a corporation or other entity acquired by any member of the Group or from which any member of the Group acquired all or a part of the assets of a trade or business to such extent as may be provided by the agreement pursuant to which the applicable member of the Group acquired such corporation, other entity, or assets of all or a part of a trade or business.

     1.58 “Period of Severance” means a period of time commencing on a person’s Severance from Service Date and ending with the date that person resumes his employment with the Group.
     1.59 “Plan” means the Temple-Inland Savings and Retirement Plan. Effective December 28, 2007, the term “Plan” means the Guaranty Financial Group Inc. Savings and Retirement Plan.
     1.60 “Plan Administrator” means the individual or committee appointed by the Board of Directors or President of the Company to manage and administer the Plan as provided in Article 11 hereof. The Plan Administrator shall be a “named fiduciary” for the purposes of
Section 402(a)(1) of ERISA, responsible for the administration, operation and interpretation of the Plan.
     1.61 “Plan Year” means the calendar year commencing on January 1 and ending on the following December 31.
     1.62 “Profit Sharing Contributions” means the discretionary profit sharing contributions, if any, made by an Employer for a Plan Year beginning on or after January 1, 2008, pursuant to Section 4.2 hereof, plus the amount of any profit sharing contributions transferred on behalf of a Participant to this Plan from a Merged Plan.
     1.63 “Profit Sharing Contributions Account” means the separate account for each Participant which shall account for his share of the Trust Fund attributable to any Profit Sharing Contributions made or transferred to the Plan on the Participant’s behalf.
     1.64 “Qualified Nonelective Contributions” means contributions made by an Employer pursuant to Section 4.2 hereof for Plan Years beginning before January 1, 2008, plus the amount of any qualified nonelective contributions (within the meaning of

Section 401(m)(4)(c) of the Code) transferred on behalf of a Participant to this Plan from a Merged Plan. No Qualified Nonelective Contributions shall be made by the Company for Plan Years beginning after December 31, 2007.
     1.65 “Qualified Nonelective Contributions Account” means the separate account maintained for each Participant who has been allocated Qualified Nonelective Contributions that accounts for the Participant’s share of the Trust Fund attributable to Qualified Nonelective Contributions.
     1.66 “Required Beginning Date” means the later of (a) April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2, or (b) in the case of a Participant who is not a five percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan Year during which the Participant attains age 70 1/2, April 1 of the calendar year following the calendar year in which the Participant has a severance from employment with the Group.
     1.67 “Residential Loan” means any Loan that is used to acquire any dwelling unit that within a reasonable period of time is to be used (determined at the time the loan is made) as the principal residence of the Eligible Borrower.
     1.68 “Rollover Account” means the separate account maintained for each Participant which shall account for his share of the Trust Fund attributable to his Rollover Contributions.
     1.69 “Rollover Contributions” means rollover contributions made to the Plan pursuant to Section 3.7 hereof plus the amount of any rollover contributions transferred on behalf of a Participant to this Plan from a Merged Plan.

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     1.70 “Section 414(n) Leased Employee” means, any person who is not an employee of a recipient of the leased employee’s services (“recipient”) if (a) such services are provided pursuant to an agreement between the recipient and any other person (the “leasing organization”), (b) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (c) such services are performed under the primary direction or control by the recipient.
     1.71 “Section 414 Compensation” means wages paid by an Employer to an Employee, as reported by an Employer in Box 1 on Form W-2, plus elective deferrals (within the meaning of Section 402(g)(3) of the Code) under any plan sponsored by the Group and compensation reduction contributions made on a before tax basis under any cafeteria plan (within the meaning of Section 125 of the Code) or qualified transportation fringe benefit plan (within the meaning of Section 132(f) of the Code) sponsored by any member of the Group, minus any compensation amount that is not Section 415 Compensation; provided, however, that the Plan Administrator may elect to (a) use any definition of compensation permitted under Section 414(s) of the Code and the regulations thereunder for any Plan Year and/or (b) limit the compensation taken into account with respect to an Employee to that portion of the Plan Year during which the Employee was eligible to participate in the Plan. In no event may a Participant’s Section 414 Compensation exceed the two hundred thousand dollar ($200,000) (one hundred fifty thousand dollar ($150,000) for Plan Years beginning before January 1, 2002) limitation imposed by Section 401(a)(17) of the Code, as adjusted as provided therein.

     1.72 “Section 415 Compensation” means
          (a) Wages paid to an Employee by an Employer, as reported by an Employer in Box 1 on Form W-2, plus elective deferrals (within the meaning of Section 402(g)(3) of the Code) under any plan sponsored by the Group and compensation reduction contributions made on a before tax basis under any cafeteria plan (within the meaning of Section 125 of the Code) or qualified transportation fringe benefit plan (within the meaning of Section 132(f) of the Code) sponsored by any member of the Group. Except as provided herein, Section 415 Compensation for a Plan Year is the compensation actually paid or made available during such Plan Year. In no event may a Participant’s Section 415 Compensation exceed the two hundred thousand dollar ($200,000) limitation imposed by Section 401(a)(17) of the Code, as adjusted as provided therein.
          (b) For Plan Years beginning on and after January 1, 2008, the term “Section 415 Compensation” shall also include compensation paid by the later of 2 1/2 months after a Participant’s severance from employment with the Group or the end of the Plan Year that includes the date of the Participant’s severance from employment with the Group if the payment is: (i) regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and absent a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Group; or (ii) for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment with the Group had continued.

          (c) Any payments not described in Sections 1.72(a) and 1.72(b) hereof shall not be considered “Section 415 Compensation” if paid after severance from employment with the Group, even if they are paid by the later of 2 1/2 months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment, except (i) payments to an individual who does not currently perform services for the Group by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Group rather than entering qualified military service, or (ii) compensation paid to a Participant who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code); provided that salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period or the Participant was not a Highly Compensated Employee immediately before becoming disabled.
     1.73 “Severance from Service Date” means the earlier of:
          (a) the date a person terminates his employment with the Group by reason of quitting, retirement, death or discharge, or
          (b) the date twelve (12) consecutive months after the date a person remains absent from service with the Group (with or without pay) for any reason other than quitting, retirement, death or discharge.
     1.74 “Stock Fund” means the Temple-Inland Stock Fund, the Guaranty Stock Fund or the Forestar Stock Fund, as applicable.

     1.75 “Subaccounts” means the subaccounts established for each Participant that account for the investment of each Participant’s Accounts in the funds described in Sections 7.1 and 10.4 hereof, and for such other amounts as the Plan Administrator deems it necessary or appropriate to establish a subaccount.
     1.76 “Temple-Inland Common Stock” means common stock, par value one dollar ($1.00) per share, of Temple-Inland Inc., a Delaware Corporation.
     1.77 “TIN Savings Plans” means the Temple-Inland Salaried Savings Plan, the Temple-Inland Nonsalaried Savings Plan, the Temple-Inland Savings Plan for Union Employees, the El Morro Corrugated Box Corporation Savings and Investment Plan or the Joint Venture Master 401(k) Plan, as applicable, each maintained by TIN Inc.
     1.78 “Temple-Inland Stock Fund”
     means an investment fund hereunder invested in Temple-Inland Common Stock.
     1.79 “Trust Agreement” means the agreement between the Company and the Trustee, as provided for in Article 12 hereof, as the same may hereafter be amended from time to time.
     1.80 “Trust Fund” means all the assets at any time held under the Plan by the Trustee as provided for in Article 12 hereof.
     1.81 “Trustee” means the trustee or trustees selected by the Board of Directors or President of the Company which may at any time be acting as Trustee under the Trust Agreement.
     1.82 “Valuation Date” means (a) the last day of each calendar year that the New York Stock Exchange is open for trading, and (b) except as otherwise determined by either the Plan Administrator or the Trustee in its sole discretion and either with or without prior notice to Participants, each other day (or portion thereof) that the New York Stock Exchange is open for trading.
ARTICLE 2
ELIGIBILITY AND PARTICIPATION
     2.1 Participation.
          (a) Each Employee who was a Participant in this Plan or the TIN Savings Plan as of December 27, 2007, and is employed by an Employer on December 28, 2007, shall be a Participant in this Plan as of December 28, 2007.
          (b) Each Employee who was a Participant in this Plan as of December 31, 2007, and is employed by an Employer on January 1, 2008, shall be a Participant as of January 1, 2008.
          (c) Each Employee not described in Section 2.1(b) hereof shall become a Participant as soon as practicable after the earlier of (i) the Employee’s providing Notice to the Plan Administrator pursuant to Section 2.2 hereof to elect to have Before Tax Contributions made on the Employee’s behalf in a specified percentage of Compensation, or (ii) in the case of an Automatic Contribution Employee, the expiration of thirty (30) days from the later of (A) the Employee’s most recent date of hire as an Employee, or (B) the date the notice described in Section 2.1(e) hereof is provided to the Employee, unless the Employee has elected, by Notice to the Plan Administrator, not to become a Participant; provided, however, that in no event shall an Employee become a Participant unless he is an Employee as of the date he would otherwise become a Participant.

          (d) Each Employee who does not become a Participant under Section 2.1(a), (b) or (c) hereof shall become a Participant as of the date on which his Employer makes a Profit Sharing Contribution, if any, on his behalf pursuant to Section 4.2 hereof.
          (e) Within a reasonable period of time before each Plan Year beginning on or after January 1, 2008, the Plan Administrator shall provide each Employee a written notice of the Automatic Contribution Arrangement hereunder, which notice shall include the following information: (i) the Employee’s rights and obligations under the Automatic Contribution Arrangement, (ii) the level of Before Tax Contributions that will be made on the Employee’s behalf if the Employee does not make an affirmative election to make Before Tax Contributions, (iii) the Employee’s right to elect not to have Before Tax Contributions made on the Employee’s behalf (or to elect to have Before Tax Contributions made in a different percentage of Compensation than provided in Sections 2.2(b) and 2.2(c) hereof, (iv) how contributions made by and on the Employee’s behalf under the Automatic Contribution Arrangement will be invested in the absence of an investment election by the Employee, (v) the reasonable period of time after receipt of such notice and before the Employee’s first Before Tax Contribution for such Plan Year under the Automatic Contribution Arrangement during which the Employee may make contribution and investment elections hereunder, and (vi) the Employee’s right to withdraw Before Tax Contributions made under the Automatic Contribution Arrangement pursuant to Section 8.6 hereof, and the procedures to elect such a withdrawal.
          (f) Each Participant shall (i) provide Notice to the Plan Administrator designating a beneficiary who shall receive any benefits payable pursuant to Section 9.1 hereof in the event of the death of the Participant, and (ii) agree to the terms of the Plan. A Participant may designate one or more persons as beneficiary; provided, however, that if more than one (1) person is named, the Participant shall indicate the shares and precedence of each person. A married Participant’s spouse shall be deemed to be his beneficiary regardless of any contrary designation on file or later filed with the Plan Administrator, unless the spouse consents (acknowledging the effect of such consent) to the designation of a beneficiary other than the spouse and such consent is witnessed by a notary public or the Plan Administrator. A Participant may change his beneficiary from time to time by Notice to the Plan Administrator but only with the written consent of his spouse (witnessed by the Plan Administrator or a notary public), if he has a spouse at such time. The consent of a previously designated nonspouse beneficiary shall not be required in any case. In the event the Participant fails to effectively designate a beneficiary as to any distribution, such distribution shall be made to such deceased Participant’s spouse (as set forth above) if living, if not, then to such deceased Participant’s estate.
          (g) Notwithstanding the foregoing provisions of this Section 2.1, in no event shall (i) an Employee be eligible to become a Participant in this Plan to the extent that becoming a Participant would cause any plan maintained or formerly maintained by the Group to fail to satisfy the requirements of Treasury Regulations Section 1.401(k)-1(d), or (ii) any person who is a leased employee (including a Section 414(n) Leased Employee), a consultant or any other person who is not classified by an Employer as an employee (not taking into account any retroactive reclassification of any person as an employee) be eligible to become a Participant in this Plan.

     2.2 Enrollment as a Contributing Participant.
          (a) An Employee who is a Participant or who is eligible to become a Participant may elect to become a Contributing Participant by providing Notice to the Plan Administrator authorizing the deduction by his Employer of Before Tax Contributions from his Compensation and specifying the Funds in which his Before Tax Contributions and other amounts invested, subject to the terms of Article 7 hereof.
          (b) Notwithstanding anything herein to the contrary, an Automatic Contribution Participant shall be deemed to have elected to contribute to the Plan as Before Tax Contributions three percent (3%) of the Employee’s Compensation for the period beginning on the date on which the Participant becomes an Automatic Contribution Participant and ending on the last day of the Plan Year next following the Plan Year in which the Participant becomes an Automatic Contribution Participant (the “Initial Contribution Period.). An Automatic Contribution Participant may elect to change or suspend his contribution election at any time in accordance with Article 3 hereof.
          (c) The percentage of Compensation that an Automatic Increase Participant contributes to the Plan as Before Tax Contributions shall be increased by one percent (1%) effective as of the first payroll period beginning on or after January 1 of each Plan Year beginning after the expiration of the Participant’s Initial Contribution Period; provided, however, that no increase with respect to an Automatic Increase Participant shall occur pursuant to this Section 2.2(c) if the percentage of Compensation contributed to the Plan by the Automatic Increase Participant as Before Tax Contributions would exceed ten percent (10%). Unless an Automatic Contribution

Participant elects otherwise by providing Notice to the Plan Administrator, the Automatic Contribution Participant shall be treated as an Automatic Increase Participant immediately upon becoming an Automatic Contribution Participant. A Participant who is not an Automatic Contribution Participant but who has elected to become an Automatic Increase Participant shall become an Automatic Increase Participant as soon as practicable after the Plan Administrator receives Notice from the Participant of such election. An Automatic Increase Participant may elect to cease to be an Automatic Increase Participant at any time by providing Notice to the Plan Administrator, and such election shall be effective as soon as practicable after the Plan Administrator’s receipt of such Notice. Notwithstanding the foregoing, the rate of an Automatic Contribution Participant’s Before Tax Contribution on January 1, 2008, shall not be less than the rate in effect as of December 31, 2007, unless the Automatic Contribution Participant elects a lower rate.
          (d) The authorizations, designations and elections made pursuant to Section 2.1 hereof and this Section 2.2 shall be deemed to be continuing as to current and succeeding Plan Years until changed by prior Notice to the Plan Administrator.
          (e) In the case of an Employee who becomes an Employee and a Participant in this Plan on December 28, 2007, and who immediately prior to becoming a Participant was both employed by Temple-Inland Inc. or any member of the “Temple-Inland Group” (within the meaning of the Employee Matters Agreement) and was a participant in the TIN Savings Plan, such Participant’s (i) affirmative elections under the applicable foregoing plan with respect to (A) making before tax contributions, and (B) the investment of contributions made under the applicable foregoing plan on the

Participant’s behalf, and (ii) designation of a beneficiary (or beneficiaries) under the applicable foregoing plan, shall be treated as if made under, and with respect to, this Plan and shall continue in effect under this Plan until changed in accordance with the terms of this Plan.
          (f) In the case of an Employee who becomes a Participant in this Plan and who immediately prior to becoming a Participant was both employed by a member of the Group and was a participant in a Merged Plan, and, if the Plan Administrator so determines, such Participant’s (i) affirmative elections under the Merged Plan with respect to (A) making before tax contributions, and (B) the investment of contributions made under the Merged Plan on the Participant’s behalf, and (ii) designation of a beneficiary (or beneficiaries) under the Merged Plan shall be treated as if made under, and with respect to, this Plan and shall continue in effect under this Plan until changed in accordance with the terms of this Plan.
     2.3 No Participation by Non-Covered Employees.
          (a) Notwithstanding any provision of this Plan to the contrary, an Inactive Participant shall not be eligible to make Before Tax Contributions under Article 3 hereof or be entitled to any Employer Matching Contributions or Profit Sharing Contributions under Article 4 hereof.
          (b) If an Inactive Participant again becomes an Employee, he (i) may elect to resume making Before Tax Contributions by giving prior Notice to the Plan Administrator, and such election shall be effective as soon as practicable after the Plan Administrator’s receipt of such election, and (ii) shall be eligible to be allocated Profit

Sharing Contributions, subject to, and in accordance with, the terms of Section 4.1 hereof.
          (c) Notwithstanding any provision of this Plan to the contrary, an Employee who has rights under Chapter 43 of Title 38, United States Code, resulting from qualified military service, shall be credited with service and entitled to make Before Tax Contributions to this Plan and to be allocated Employer Matching Contributions and Profit Sharing Contributions to the extent required by applicable law and Section 414(u) of the Code.
ARTICLE 3
PARTICIPANT CONTRIBUTIONS
     3.1 Before Tax Contributions. Each Participant may elect to make Before Tax Contributions to the Plan of any whole percentage of his Compensation for each payroll period. The minimum amount of Before Tax Contributions with respect to each payroll period shall be one percent (1%), and, except as permitted pursuant to Section 3.6(f) hereof, the maximum amount shall be fifty percent (50%).
     3.2 Suspension of Contributions. A Participant may voluntarily suspend his Before Tax Contributions by giving prior Notice to the Plan Administrator, and such suspension shall be effective as soon as practicable after the Plan Administrator’s receipt of such Notice. A Participant may resume making Before Tax Contributions by giving prior Notice to the Plan Administrator, and such election shall be effective as soon as practicable after the Plan Administrator’s receipt of such election.
     3.3 Changes in Contribution Elections. A Participant may increase or decrease, subject to Section 3.1 hereof, the amount of his Before Tax Contributions by giving prior Notice to the Plan Administrator. Such changes in Before Tax Contributions shall become effective as soon as practicable after receipt of Notice by the Plan Administrator.
     3.4 Payment of Contributions.
          (a) Participants’ Before Tax Contributions shall be transferred to the Trustee under the Plan on the earliest date that such amounts can reasonably be segregated from the Employer’s general assets, but in no event later than the fifteenth (15th) day of the calendar month following the month in which the Before Tax Contributions withheld would otherwise have been paid to the Participant. In no event shall an Employer transfer a Before Tax Contribution to the Trustee on behalf of a Participant prior to the date the Participant performs the services with respect to which the Before Tax Contribution is being made (or the date the Compensation for such services would be currently available, if earlier) unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions for federal income tax purposes.
          (b) Participants’ Before Tax Contributions shall be treated under the Plan, ERISA and the Code as nonforfeitable Employer contributions. Before Tax Contributions shall not be required to be made from the current or accumulated profits of an Employer.
     3.5 No Make-Up of Contributions. Subject to Section 3.6(f) hereof, no Participant who fails to make the maximum amount of Before Tax Contributions permitted under Section 3.1 hereof, or who voluntarily suspends his Before Tax

Contributions in accordance with Section 3.2 hereof, shall be permitted to make up such contributions in any subsequent payroll period.
     3.6 Limitations on Before Tax Contributions.
          (a) No Participant shall be permitted to have Before Tax Contributions made to the Plan during any Plan Year to the extent such contributions, plus any elective deferrals under any other tax-qualified plan, exceed the dollar limit imposed under Section 402(g) of the Code, as adjusted in accordance therewith, except to the extent permitted under Section 3.6(f) hereof. A Participant shall promptly notify the Plan Administrator if such limitation is exceeded and the amount of such excess, plus gain or loss allocable thereto for the Plan Year, and the period beginning on the day after the close of such Plan Year and ending seven (7) days prior to the date of distribution of excess contributions for such Plan Year (the “Gap Period”), shall be distributed to such Participant within three and one-half (3 1/2) months after the close of the Plan Year during which such excess contributions were made or as of such later date that is permissible under applicable regulations as may be determined by the Plan Administrator. Except as otherwise determined by the Plan Administrator, the income allocable to a Participant’s excess Before Tax Contributions for a Plan Year, and the Gap Period for such Plan Year, shall be determined by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocated to the Participant’s Before Tax Contributions Account for such Plan Year and Gap Period by a fraction:

                (i) the numerator of which is the amount of excess Before Tax Contributions allocated to the Employee’s Before Tax Contributions Account for the Plan Year; and
                (ii) the denominator of which is the Employee’s total Before Tax Contributions Account balance as of the beginning of the Plan Year increased by the total of the Employee’s Before Tax Contributions for the Plan Year and the Gap Period for such Plan Year.
          (b) If for any Plan Year beginning before January 1, 2008, the Actual Deferral Percentage for Highly Compensated Employees would exceed the greater of: (i) the Actual Deferral Percentage of the Non-Highly Compensated Employees for the preceding Plan Year multiplied by one and one-fourth (1.25), or (ii) the lesser of: (A) two percent (2%) plus the Actual Deferral Percentage of Non-Highly Compensated Employees for the preceding Plan Year, or (B) the Actual Deferral Percentage of Non-Highly Compensated Employees for the preceding Plan Year multiplied by two (2), the Before Tax Contributions of the Highly Compensated Employees shall be reduced as set forth in
Sections 3.6(c) and 3.6(d) hereof. Notwithstanding the foregoing, the Actual Deferral Percentage for Non-Highly Compensated Employees shall be determined by using the Non-Highly Compensated Employees’ Compensation and the Before Tax Contributions and Qualified Non-elective Contributions made on behalf of such Employees for the current Plan Year rather than the preceding Plan Year, as permitted by, and in accordance with, Section 401(k)(3) of the Code.
          (c) In order to determine the amount by which Highly Compensated Employees’ Before Tax Contributions must be reduced pursuant to Section 3.6(b) hereof and identifying the Highly Compensated Employees whose Before Tax Contributions shall be reduced, the Plan Administrator shall:
                (i) Determine the maximum Actual Deferral Percentage for Highly Compensated Employees permitted under Section 4.6(a) hereof, if applicable;
                (ii) Identify the Highly Compensated Employees with Actual Deferral Percentages in excess of the maximum percentage amount determined pursuant to the preceding clause (i);
                (iii) Determine the dollar amount of the reduction in each such Highly Compensated Employee’s Before Tax Contributions that would be required so that the Actual Deferral Percentage of Highly Compensated Employees would not exceed the percentage limit determined pursuant to the preceding clause (i), with the dollar amount of such reductions being determined under a process whereby the Actual Deferral Percentage of the Highly Compensated Employee(s) with the highest Actual Deferral Percentage(s) is reduced so that it is equal to that of the Highly Compensated Employee(s) with the next highest Actual Deferral Percentage and repeating such process until the Actual Deferral Percentage of Highly Compensated Employees does not exceed the limit prescribed by Section 4.6(a) hereof, if applicable; and
                (iv) Cause Before Tax Contributions equal to the total dollar amount of Before Tax Contributions determined pursuant to the preceding clause (iii) (the “Excess Deferrals”) to be refunded in accordance with Sections 3.6(d) and 3.6(e) hereof to the Highly Compensated Employees identified therein.
          (d) The Before Tax Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Before Tax Contributions shall be reduced by the amount required to cause the Before Tax Contributions of such Highly Compensated Employee(s) to be equal to the Before Tax Contributions of the Highly Compensated Employee(s) who have the next highest dollar amount of Before Tax Contributions; provided, however, if a lesser reduction would equal the amount of Excess Deferrals, the lesser reduction shall be made. The process provided for by the by the preceding sentence shall be repeated until the total amount of the reductions equals the amount of Excess Deferrals. If the Actual Deferral Percentage of any Employee who is a Highly Compensated Employee for a Plan Year is determined taking into consideration before tax contributions allocated to his accounts under two (2) or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Group, as described in Section 1.3 hereof, and the before tax contributions of the Highly Compensated Employee must be reduced to satisfy the requirements of Section 401(k)(3) of the Code, only the before-tax contributions made to the plan being corrected shall be reduced.
          (e) Any Before Tax Contributions in excess of the amount permitted under this Section 3.6, along with any gain or loss allocable thereto for the Plan Year and the Gap Period (as defined in Section 3.6(a) hereof) for such Plan Year, shall be refunded to the Highly Compensated Employees identified in Section 3.6(d) hereof within two and one-half (2 1/2) months after the close of the Plan Year or as of such later date as may be determined by the Plan Administrator, provided that such later date shall not be later than the close of the Plan Year following the Plan Year in which the excess amounts were contributed. Allocable gain or loss shall be determined in the same manner as described in the last sentence of Section 3.6(a) hereof. Employer Matching Contributions that are attributable to Before Tax Contributions distributed pursuant to Section 3.6(a) hereof or this Section 3.6(e) shall be forfeited and used to reduce future Employer contributions. Notwithstanding the foregoing, the Plan Administrator may, in lieu of refunding all or a portion of excess Before Tax Contributions to the Highly Compensated Employees, recharacterize all or a portion of such excess Before Tax Contributions as After Tax Contributions within two and one-half (2 1/2) months of the close of the Plan Year in which the excess contributions were made. Any such recharacterization shall comply with applicable regulations under the Code. Employer Matching Contributions that are attributable to Before Tax Contributions distributed pursuant to Section 3.6(a) or this Section 3.6(e) shall be forfeited and used to reduce future Employer contributions. The amount of Before Tax Contributions to be recharacterized as After Tax Contributions or refunded to any Highly Compensated Employee shall be reduced by the amount of any Before Tax Contributions previously distributed to the Employee for such Plan Year.
          (f) Effective for Plan Years beginning on and after January 1, 2002, Participants who are eligible to make Before Tax Contributions hereunder and who have attained age 50 before the close of the Plan Year shall be eligible to make “catch-up contributions” in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of Participants making such catch-up contributions.

          (g) The Plan Administrator may at any time, in its sole discretion, and upon notice to the affected Participants, unilaterally reduce, on a prospective basis, the maximum percentage of Compensation that Highly Compensated Employees may make as Before Tax Contributions to the Plan.
          (h) Notwithstanding any other provision of the Plan, effective for Plan Years beginning after December 31, 2007, (i) the Automatic Contribution Participant and Automatic Increase Participant provisions of Section 2.2(b) hereof and the Employer Matching Contribution provisions of Section 4.1 hereof are intended to constitute a “qualified automatic contribution arrangement” within the meaning of Treasury Regulations Section 1.401(k)-3(j)(i), and satisfy the Actual Deferral Percentage and Average Contribution Percentage tests of Section 401(k) and (m), respectively, of the Code, and (ii) the Actual Deferral Percentage provisions of Sections 3.6(b), (c), (d), (e) and (g) hereof and the Qualified Nonelective Contribution provisions of Section 4.2 hereof, shall not be effective.
     3.7 Rollovers. Employees may, subject to such rules as may be prescribed by the Plan Administrator, roll over all or a portion of (a) an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code), (b) a rollover amount (within the meaning of Section 403(a)(4) of the Code), or (c) a rollover contribution (within the meaning of Section 408(d)(3)(A)(ii) of the Code) to this Plan, (each, a “Rollover Amount”); provided, however, that (x) in no event may any “after-tax” employee contributions be rolled over into this Plan, and (y) Rollover Amounts may be transferred to the Plan only in the form of cash and/or, in the discretion of the Plan Administrator, one or more participant loan notes. If, after an amount has been rolled over to this Plan, the Plan Administrator determines that such amount was not a valid Rollover Amount, the Plan Administrator shall distribute such amount to the applicable Participant, together with earnings attributable thereto, within a reasonable period after such determination.
ARTICLE 4
EMPLOYER CONTRIBUTIONS
     4.1 Matching Contributions.
          (a) Subject to Sections 4.5 and 4.6 hereof, each Employer shall make Employer Matching Contributions to the Plan with respect to each Participant who is an Employee of that Employer in an amount equal to two hundred percent (200%) of the first two percent (2%) of each such Participant’s Compensation contributed to the Plan as Before Tax Contributions each payroll period plus an amount equal to one hundred percent (100%) of the next two percent (2%) of each such Participant’s Compensation contributed to the Plan as Before Tax Contributions each payroll period. Employer Matching Contributions made pursuant to this Section 4.1(a) shall be transferred to the Trustee under the Plan concurrently with the delivery of the Participants’ Before Tax Contributions and shall be allocated to the Accounts of the Participants on whose behalf they were made upon receipt by the Trustee (or as soon as practicable thereafter).
          (b) Subject to Sections 4.5 and 4.6 hereof, in the event that the total amount of Employer Matching Contributions made to the Plan with respect to a Participant for a Plan Year beginning before January 1, 2008, is less than an amount equal to the sum of (i) two hundred percent (200%) of the first two percent (2%) of such Participant’s Compensation contributed to the Plan as Before Tax Contributions for such Plan Year, and (ii) one hundred percent (100%) of the next two percent (2%) of such

Participant’s Compensation contributed to the Plan as Before Tax Contributions for such Plan Year (the sum of (a) and (b) being the “Total Match”), the Employer shall make an additional Employer Matching Contribution to the Plan with respect to the Participant for such Plan Year equal to the difference between (x) the Total Match for such Plan Year, and (y) the amount of Employer Matching Contributions made to the Plan on behalf of the Participant pursuant to Section 4.1(a) hereof for such Plan Year (such additional contribution being a “True-Up Contribution”). Employer Matching Contributions made pursuant to this Section 4.1(b) shall be transferred to the Trustee not later than the date required under the Code in order for such contributions to be deductible for such Plan Year for federal income tax purposes and shall be allocated to the Accounts of the Participants on whose behalf they were made upon receipt by the Trustee (or as soon as practicable thereafter). Notwithstanding the foregoing, an Employer may, in its discretion, calculate and contribute to the Plan True-Up Contributions more frequently than on a Plan Year basis. The Employer shall not make any True-Up Contributions for any Plan Year beginning after December 31, 2007.
          (c) An Employer shall transfer to the Trustee an Employer Matching Contribution made with respect to a Before Tax Contribution made during a Plan Year quarter not later than the last day of the immediately following Plan Year quarter. In no event shall an Employer transfer an Employer Matching Contribution made pursuant to this Section 4.1 to the Trustee on behalf of a Participant prior to the date the Participant performs the services with respect to which the Employer Matching Contribution is being made (or the date the Compensation for such services would be currently available, if earlier) unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions for federal income tax purposes.
     4.2 Profit Sharing Contributions. Subject to the restrictions imposed by Sections 4.5 and 4.6 hereof, and in addition to the contributions required by Section 4.1 hereof, each Employer, by action of its Board of Directors, may elect to make a discretionary Profit Sharing Contribution for a Plan Year in an amount determined by the Employer’s Board of Directors, up to two percent (2%) of the aggregate Compensation of its Eligible Employees, to be allocated among the Profit Sharing Accounts of the Employer’s Eligible Employees for such Plan Year. An Eligible Employee’s share of any Profit Sharing Contribution for a Plan Year shall be equal to the Eligible Employee’s Compensation for such Plan Year multiplied by a fraction, the numerator of which is the Eligible Employee’s Compensation for such Plan Year, and the denominator of which is the total Compensation of all Eligible Employees for such Plan Year. Any election by the Employer’s Board of Directors shall be evidenced by a resolution adopted by the Board of Directors on or before December 31 of the Plan Year for which any such Profit Sharing Contribution is to be made. Eligible Employees shall be promptly notified of the amount of any Profit Sharing Contribution made on their behalf for any Plan Year by any reasonable form of communication that the Plan Administrator considers convenient. Any such Profit Sharing Contribution may be transferred to the Trustee under the Plan, without interest, at any time prior to the required filing date, including any extensions of time granted by the Internal Revenue Service, of the Employer’s federal income tax return for that Plan Year and shall be immediately allocated among the Profit Sharing Contributions Accounts of the Eligible Employees on whose behalf it was made.

     4.3 Qualified Nonelective Contributions. In the discretion of the Company, the Employers may make contributions to the Plan that are “qualified nonelective contributions” (within the meaning of Section 401(m)(4)(C) of the Code). Such contributions shall be allocated to Participants who are Non-Highly Compensated Employees in proportion to their Compensation for the applicable Plan Year in such amounts, at such times and as of such dates as shall be determined by the Employers in accordance with Treasury Regulations Section 1.401(k)-2(a)(6). The provisions of this Section 4.2 shall not be effective for Plan Years beginning after December 31, 2007.
     4.4 Reinstatement of Forfeited Account Balances; Payment of Administrative Expenses.
          (a) Each Employer shall contribute to the Plan any amount necessary to reinstate any Company Retirement Contributions, Employer Matching Contributions, and Profit Sharing Contributions previously forfeited pursuant to Section 6.4 hereof.
          (b) To the extent not paid by the Trustee from the Trust Fund, each Employer shall pay its pro rata share of all administrative expenses of the Plan and of all fees and retainers of the Plan’s Trustee, consultants, auditors and counsel (who may, but need not, be counsel to the Company and to the Trustee). All expenses directly relating to the investments of the Trust Fund such as taxes, commissions, registration charges, etc. shall be paid by the Trustee from the Trust Fund.
     4.5 Limitations on Contributions. The limitations imposed by Section 415 of the Code are hereby incorporated by reference. For purposes of applying the limitations imposed by Section 415 of the Code, “compensation” as referred to therein, shall mean Section 415 Compensation.

     4.6 Limitations on After Tax Contributions and Employer Matching Contributions.
          (a) If for any Plan Year beginning before January 1, 2008, the Average Contribution Percentage of Highly Compensated Employees for any Plan Year would exceed the greater of: (i) the Average Contribution Percentage of Non-Highly Compensated Employees for the preceding Plan Year multiplied by one and one-fourth (1.25), or (ii) the lesser of: (A) two percent (2%) plus the Average Contribution Percentage of Non-Highly Compensated Employees for the preceding Plan Year, or (B) the Average Contribution Percentage of Non-Highly Compensated Employees for the preceding Plan Year multiplied by two (2), the After Tax Contributions and/or Employer Matching Contributions of the Highly Compensated Employees shall be reduced as set forth in Sections 4.6(b) and 4.6(c) hereof. Notwithstanding anything herein, the Average Contribution Percentage for Non-Highly Compensated Employees shall be determined by using the Non-Highly Compensated Employees’ Compensation, After Tax Contributions and Employer Matching Contributions made on their behalf for the current Plan Year rather than the preceding Plan Year, as permitted by, and in accordance with, Section 401(m)(2) of the Code.
          (b) In order to determine the amount by which Highly Compensated Employees’ After Tax Contributions and/or Employer Matching Contributions must be reduced and identifying the Highly Compensated Employees whose After Tax Contribution and/or Employer Matching Contributions shall be reduced, the Plan Administrator shall:

                (i) Determine the maximum Average Contribution Percentage for Highly Compensated Employees permitted under Section 4.6(a) hereof;
                (ii) Identify the Highly Compensated Employees with Average Contribution Percentages in excess of the maximum percentage amount determined pursuant to the preceding clause (i);
                (iii) Determine the dollar amount of the reduction in each such Highly Compensated Employee’s After Tax Contributions and/or Employer Matching Contributions that would be required so that the Average Contribution Percentage of Highly Compensated Employees would not exceed the percentage limit determined pursuant to the preceding clause (i), with the dollar amount of such reductions being determined under a process whereby the Average Contribution Percentage of the Highly Compensated Employee(s) with the highest Average Contribution Percentage(s) is reduced so that it is equal to that of the Highly Compensated Employee(s) with the next highest Average Contribution Percentage and repeating such process until the Average Contribution Percentage of Highly Compensated Employees does not exceed the limits prescribed by Section 4.6(a) hereof; and
                (iv) Cause After Tax Contributions and/or Employer Matching Contributions equal to the total dollar amount of After Tax Contributions and/or Employer Matching Contributions determined pursuant to the preceding clause (iii) (the “Excess Contributions”) to be refunded in accordance with Sections 4.6(c) and 4.6(d) hereof to the Highly Compensated Employees identified therein.
          (c) After Tax Contributions and/or Employer Matching Contributions of the Highly Compensated Employee(s) with the highest total amount of After Tax

Contributions and/or Employer Matching Contributions shall be reduced by the amount required to cause the After Tax Contributions and/or Employer Matching Contributions of such Highly Compensated Employee(s) to be equal to the After Tax Contributions and/or Employer Matching Contributions of the Highly Compensated Employee(s) who have the next highest total amount of After Tax Contributions and/or Employer Matching Contributions; provided, however, if a lesser reduction would equal the amount of Excess Contributions, the lesser reduction shall be made. The process provided for by the preceding sentence shall be repeated until the total amount of the reductions equals the amount of Excess Contributions. For purposes of the foregoing, reductions made to a Highly Compensated Employee’s After Tax Contributions and/or Employer Matching Contributions pursuant to this Section 4.6(c) shall be made in the following order: (i) After Tax Contributions with respect to which no Employer Matching Contributions were made; (ii) other After Tax Contributions and related Employer Matching Contributions; and (iii) other Employer Matching Contributions. If the Average Contribution Percentage of any Employee who is a Highly Compensated Employee for a Plan Year is determined taking into consideration employee after tax contributions and/or employer matching contributions allocated to his accounts under two (2) or more plans or arrangements described in Section 401(m) of the Code that are maintained by the Group, pursuant to Section 1.13 hereof, and the employee after tax contributions and/or employer matching contributions of the Highly Compensated Employee must be reduced to satisfy the requirements of Section 401(m) of the Code, only the employee after-tax contributions and/or employer matching contributions made to the plan being corrected shall be reduced.

          (d) After Tax Contributions and any vested Employer Matching Contributions in excess of the amount permitted under this Section 4.6, along with any gain or loss allocable thereto for the Plan Year and the Gap Period (as defined in Section 3.6(a) hereof for such Plan Year, shall be distributed to the Highly Compensated Employees identified in Section 4.6(c) hereof within two and one-half (2 1/2) months after the close of the relevant Plan Year (or as of such later date as may be determined by the Plan Administrator, provided that such later date shall not be later than the close of the Plan Year following the Plan Year in which the excess amounts were contributed). The income allocable for a Plan Year, plus the Gap Period (as defined in Section 3.6(a) hereof) for such Plan Year, to a Highly Compensated Employee’s excess After Tax Contributions and/or Employer Matching Contributions shall be determined by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocated to the Employee’s After Tax Contributions Account and/or Employer Matching Contributions Account for such Plan Year and Gap Period by a fraction:
                (i) the numerator of which is the amount of excess After Tax Contributions and/or Employer Matching Contributions allocated to the Employee’s After Tax Contributions Account and/or Employer Matching Contributions Account for the Plan Year; and
                (ii) the denominator of which is the Employee’s total After Tax Contributions Account balance and/or Employer Matching Contributions Account balance as of the beginning of the Plan Year increased by the total of the Employee’s

After Tax Contributions and/or Employer Matching Contributions for the Plan Year and the Gap Period for such Plan Year.
          (e) Nonvested Employer Matching Contributions that are attributable to After Tax Contributions that are distributed and any nonvested Employer Matching Contribution that are otherwise reduced pursuant to this Section 4.6 (together with any allocable gain or loss, as determined in accordance with the preceding provisions of this Section 4.6(d)) shall be forfeited within two and one-half (2 1/2) months after the close of the relevant Plan Year (or as of such later date as may be determined by the Plan Administrator, provided that such later date shall not be later than the close of the Plan Year following the Plan Year in which the excess amounts were contributed) and used to reduce future Employer contributions and shall not be considered a contribution for any purpose of the Plan, except to the extent required by applicable regulations.
          (f) The Plan Administrator at any time, in its sole discretion, and upon notice to the affected Participants, may unilaterally reduce, on a prospective basis, the maximum percentage of Compensation that Highly Compensated Employees may make as After Tax Contributions to the Plan.
          (g) Notwithstanding any other provision of the Plan, effective for Plan Years beginning after December 31, 2007, (i) the Automatic Contribution Participant and Automatic Increase Participant provisions of Sections 2.1(c), 2.1(d), and 2.2(b) hereof and the Employer Matching Contribution provisions of Section 4.1 hereof are intended to constitute a “qualified automatic contribution arrangement” described in Treasury Regulations Section 1.401(k)-3(j)(i), and satisfy the Actual Deferral Percentage and Average Contribution Percentage tests of Sections 401(k) and 401(m), respectively, of the Code, and (ii) the Average Contribution Percentage provisions of this Section 4.6 shall not be effective.
ARTICLE 5
ACCOUNTS
     5.1 Maintenance of Accounts. The Plan Administrator shall maintain for each Participant such Accounts as may be necessary to reflect the portion of the Participant’s interest in the Trust Fund that is attributable to Company Retirement Contributions, Before Tax Contributions, After Tax Contributions, Employer Matching Contributions, Profit Sharing Contributions, Qualified Nonelective Contributions, and Rollover Contributions held by the Trustee on the Participant’s behalf.
     5.2 Adjustments to Accounts; Statements Provided to Participants. As of each Valuation Date, the Accounts of each Participant shall be adjusted to reflect contributions, withdrawals, distributions, income earned or accrued, and increase or decrease in the value of Trust Fund assets since the preceding Valuation Date. Trust Fund earnings or losses shall be allocated proportionately on the basis of Account balances among the respective Accounts and in a fair and equitable manner as determined by the Plan Administrator. The Plan Administrator shall provide each Participant with a statement of his Account balances under the Plan on a quarterly basis.
ARTICLE 6
VESTING AND FORFEITURES
     6.1 Before Tax Contributions, After Tax Contributions, Qualified Nonelective Contributions and Rollover Accounts. The Before Tax Contributions Account, After Tax

Contributions Account, Qualified Nonelective Contributions Account and Rollover Account of a Participant shall be fully vested and nonforfeitable at all times.
     6.2 Vesting of Company Retirement Contributions Account. In the case of a Participant who is created with at least one (1) Hour of Service on or after January 1, 2008, the Participant’s Company Retirement Contributions Account shall be fully vested and nonforfeitable upon the first to occur of the following: (a) the Participant’s completion of a Period of Service of two (2) years (three (3) years for the Plan Year beginning on January 1, 2007, and five (5) years for Plan Years beginning before January 1, 2007), (b) the Participant’s attainment of age sixty-five (65) (which shall be the Plan’s normal retirement age) while an employee of the Group, (c) the Participant’s death while employed by the Group, or (d) the Participant’s total disability while an employee of the Group, as certified by either the Social Security Administration or the applicable Group member’s long-term disability carrier.

     6.3 Vesting of Employer Matching Contributions Account and Profit Sharing Contributions Account.
          (a) In the case of a Participant who is credited with at least one (1) Hour of Service on or after January 1, 2008, and who was hired as an Employee prior to such date, the Participant’s Employer Matching Contributions Account shall vest in accordance with the following schedule:

If the Period of Service of the Participant, in Months, Equals or Exceeds	The Vested Percentage of Employer Matching Contributions Account Shall Be
Twelve (12)	thirty-four (34)
Twenty-four (24)	one hundred (100)
          (b) In the case of a Participant who is credited with at least one (1) Hour of Service on or after January 1, 2008, and who was hired as an Employee prior to such date, the Participant’s Profit Sharing Contributions Account shall vest in accordance with the following schedule:

If the Period of Service of the Participant, in Months, Is	The Vested Percentage of Profit Sharing Contributions Account Shall Be
Less than twenty-four (24)	zero (0)
At least twenty-four (24)	one hundred (100)
          (c) In the case of a Participant who is hired as an Employee after December 31, 2007, the Participant’s Employer Matching Contributions Account and

Profit Sharing Contributions Account, shall vest in accordance with the following schedule:

If the Period of Service of the Participant, In Months, Is	The Vested Percentage of Employer Matching Contributions and Profit Sharing Contributions Accounts Shall Be
Less than twenty-four (24)	zero (0)
At least twenty-four (24)	one hundred (100)
          (d) For purposes of Sections 6.3(a) through 6.3(c) hereof, in the case of a Participant described in Section 1.57(b)(xi) hereof who was an Employee of Temple-Inland Inc. (including any member of the “Temple-Inland Group” (within the meaning of the Employee Matters Agreement)) or Forestar (including any member of the “Forestar Group” (within the meaning of the Employee Matters Agreement)) on December 28, 2007, and who was continuously employed by Temple-Inland Inc. and/or Forestar for the period beginning on such date and ending on the date of a transfer of employment from Temple-Inland Inc. or Forestar to an Employer, the Participant shall be treated as being hired as an Employee before January 1, 2008.
          (e) Notwithstanding the foregoing provisions of this Section 6.3, the Employer Matching Contributions Account, Company Retirement Contributions and Profit Sharing Contributions of any Participant shall be fully vested and nonforfeitable upon the occurrence of any of the events described in clauses (a) through (d) of Section 6.2 hereof. If a Participant makes a withdrawal or receives a distribution from any of his Accounts (other than a distribution that results in the forfeiture of the nonvested portion of such Account pursuant to Section 6.4 hereof) prior to the date that he has a vested percentage of one hundred percent (100%) with respect to such Account, a separate subaccount shall be established for the balance of such Account as of the time of distribution and the vested portion of such account shall be equal to P(AB+D)-D, where P is the vested percentage at the relevant time; AB is the account balance at the relevant time; D is the amount of the distribution; and the relevant time is the time at which, under the Plan, the vested percentage in the Account cannot increase.
          (f) Notwithstanding the foregoing provisions of this Section 6.3, in the case of a Participant who was a participant in a Merged Plan, the vested percentage of such Participant’s Company Retirement Contributions Account, Employer Matching Contributions Account, Profit Sharing Contributions Account, and/or Subaccounts hereunder shall not be less than if the vesting schedule under the Merged Plan applicable to amounts allocated to such Accounts and/or Subaccounts applied to such Accounts and/or Subaccounts under this Plan, except as otherwise provided in an Appendix hereto and permitted under Section 411(a)(10) of the Code.
     6.4 Forfeitures.
          (a) The nonvested portion (if any) of a Participant’s Accounts shall be forfeited as of the earlier of (i) the last day of the Plan Year in which the Participant receives a distribution of his entire vested Account Balance (provided such distribution is made not later than the end of the second Plan Year following the Plan Year in which the Participant terminates employment with the Group), or (ii) in case of a Participant who does not have a nonforfeitable right to any portion of his Account Balance attributable to Employer contributions (including elective deferrals, within the meaning of Section 402(g) of the Code), the last day of the Plan Year in which the Participant incurs five (5) consecutive One Year Breaks in Service. If a former employee of the Group who has forfeited the nonvested portion of his Accounts later resumes employment by the Group before he has five (5) consecutive One Year Breaks in Service, that portion of his Accounts that was previously forfeited shall be reinstated (unadjusted for Trust Fund earnings and/or losses subsequent to the date of forfeiture) and he shall receive full credit for his previous Periods of Service. The source of the reinstated funds shall first be from the then applicable forfeitures, and to the extent necessary then from Employer contributions as provided in Section 4.4(a) hereof.
          (b) Except to the extent provided in Sections 3.6, 4.5 and 4.6 hereof, forfeitures under the Plan shall result only from a Participant’s termination of employment with the Group before satisfying the vesting requirements of Sections 6.2 and 6.3 hereof. All forfeitures under the Plan shall be used for the following purposes: (i) to reinstate forfeited Accounts pursuant to Section 4.4 hereof; (ii) to reduce administrative expenses of the Plan; and (iii) to reduce the amount of any subsequent contributions of the applicable Employer under Article 4 hereof.
     6.5 Determination of Period of Service. In determining the Period of Service of a Participant for purposes of Sections 6.2 and 6.3 hereof, a Participant who has five (5) or more consecutive One Year Breaks in Service shall receive credit for his Period of Service prior to such One Year Breaks in Service only if he had any nonforfeitable interest in his Account Balance attributable to Employer contributions (including elective deferrals within the meaning of Section 402(g) of the Code) at the time of his separation from service with the Group. Notwithstanding the foregoing, in the case of any Participant who has incurred five (5) consecutive One Year Breaks in Service, his Period of Service after such One Year Breaks in Service shall not be taken into account for determining the vested percentage of his Accounts attributable to periods prior to such five (5) consecutive One Year Breaks in Service.
ARTICLE 7
INVESTMENT OF CONTRIBUTIONS
     7.1 Investment Funds. Contributions made to the Plan shall be invested in accordance with the provisions of this Article 7 (except as provided in Section 10.4 hereof) in such investment funds as the Investment Committee may designate from time-to-time, provided that such investment funds shall include:
          (a) A Fixed Income Fund, which shall be provided by such investment vehicle as may be designated by the Investment Committee.
          (b) A Balanced Fund, which shall be provided by such investment vehicle as may be designated by the Investment Committee.
          (c) A U.S. Treasury Fund, which shall be provided by such investment vehicle as may be designated by the Investment Committee.
          (d) A Retirement Savings Fund, which shall be provided by such vehicle as may be designated by the Investment Committee.
          (e) Effective December 1, 2007, one or more Target Retirement Funds, which shall be provided by such vehicle(s) as may be designated by the Investment Committee.
     7.2 Inactive Funds. The Plan shall maintain a Temple-Inland Stock Fund, a Guaranty Stock Fund and a Forestar Stock Fund. No new contributions may be invested in any of the Stock Funds and no amounts may be transferred into any of the Stock Funds pursuant to Section 7.6 hereof. Any dividends paid on shares of Common Stock allocated to a Participant’s Stock Fund Subaccount shall be reinvested in the same Active Funds in which the Participant’s Before Tax Contributions are then being invested. If the Participant is not making Before Tax Contributions to his Before Tax Contribution Account at that time, such dividends shall be reinvested in all the Active Funds on a pro rata basis. If any amounts remain allocated to any Stock Fund as of December 31, 2009, such amounts shall automatically be transferred, as soon as administratively practicable after such date, to and among the same investment funds in which the Participant’s Before Tax Contributions are then being invested. If the Participant is not making Before Tax Contributions to his Before Tax Contribution Account at that time, such amounts shall be automatically transferred to and among all the Active Funds on a pro rata basis.
     7.3 Loan Fund. The Plan shall maintain a Loan Fund which shall consist of promissory notes evidencing Loans made pursuant to Article 10 hereof.
     7.4 Investment of Employer and Participant Contributions. Contributions under the Plan shall be invested as follows:
          (a) Except as provided in Section 7.4(b) hereof, Before Tax Contributions, Employer Matching Contributions, Company Retirement Contributions, Profit Sharing Contributions, if any, Qualified Nonelective Contributions, if any, and Rollover Contributions, if any, shall be invested in accordance with the investment elections made by Participants; provided, however, that in the case of any Participant (including, but not limited to, an Automatic Contribution Participant) who does not have in effect a valid investment election, such Participant’s Before Tax Contributions, Employer Matching Contributions, Company Retirement Contributions, Profit Sharing Contributions, if any, Qualified Nonelective Contributions, if any, and Rollover

Contributions, if any, shall be invested in the Target Retirement Fund appropriate for the Participant’s age. A Participant may direct, in one percent (1%) increments, that the Participant’s Before Tax Contributions, Employer Matching Contributions, Company Retirement Contributions, Profit Sharing Contributions, if any, Qualified Nonelective Contributions, if any, and Rollover Contributions, if any, be invested in any of the Active Funds.
          (b) Employer Matching Contributions made prior to January 1, 2008, shall be invested entirely in the Stock Funds unless a Participant elects in accordance with Section 7.6 hereof to transfer all or a portion of such amounts to and among any of the Active Funds.
          (c) Company Retirement Contributions and Qualified Nonelective Contributions made for Plan Years beginning before January 1, 2008, shall be invested entirely in the U.S. Treasury Fund, except to the extent a Participant may elect in accordance with Section 7.6(b) hereof to transfer all or a portion of such amounts to and among any of the Active Funds.
          (d) Amounts transferred to this Plan from a Merged Plan shall be invested in the Active Funds in accordance with rules specified by the Plan Administrator.
          (e) Subaccounts shall be established for each Participant under each Fund to which contributions on his behalf have been allocated.
     7.5 Change in Investment Elections. A Participant may change his investment election by giving prior Notice to the Plan Administrator in accordance with rules prescribed by the Plan Administrator.

     7.6 Change in Existing Investments.
          (a) In accordance with rules prescribed by the Plan Administrator, a Participant may transfer all or any portion (in one percent (1%) increments) of his Before Tax Contributions Account, After Tax Contributions Account, Employer Matching Contributions Account, Company Retirement Contributions Account, Profit Sharing Contributions Account, Qualified Nonelective Contributions Account, and Rollover Account invested in any of the Funds to any of the Active Funds.
          (b) Transfers made pursuant to this Section 7.6 will be effected as of (a) the close of business on the Valuation Date that the transfer instruction is received by the Trustee if the instruction is received on or before the Cut-Off Time, or (b) as of the close of business on the next Valuation Date, if the instruction is received after the Cut-Off Time or on a day that is not a Valuation Date. Notwithstanding the foregoing, the Plan Administrator or the Trustee may, in its sole discretion and either with or without prior notice to Participants, suspend, delay, limit or restrict the execution of Participant transfer elections for some or all Participants for such periods as the Plan Administrator or the Trustee may determine in the event of electronic or other communications failures or for purposes of facilitating the merger of a Merged Plan into this Plan. For purposes of this Section 7.6, “Cut-Off Time” means the time prescribed by the Plan Administrator or the Trustee.
     7.7 Voting of Stock Fund Shares (for Periods Prior to January 1, 2010).
     Before each annual or special meeting of the shareholders of Temple-Inland Inc., the Company or Forestar, each Participant with a Temple-Inland Stock Fund Subaccount, Guaranty Stock Fund Subaccount or Forestar Stock Fund Subaccount shall be furnished a copy of the applicable proxy solicitation material for such meeting, together with a request for his confidential instructions to the Trustee as to how the shares of Common Stock held in the respective Stock Fund then credited to his respective Stock Fund Subaccount (excluding therefrom any fractional shares) as of the most recent practicable Valuation Date prior to such record date for which information is available should be voted. On each matter, the Trustee shall vote:
          (a) shares of Common Stock held in the respective Stock Fund for which it has received timely voting instructions in accordance with such instructions; and
          (b) shares of Common Stock held in the respective Stock Fund for which it has not received timely voting instructions from Participants, or which are pending allocation to Participants’ Accounts, in the same proportion as it votes those shares of Common Stock held in the respective Stock Fund for which it has received timely voting instructions from Participants on such matter, unless the Trustee determines that doing so would be inconsistent with Title I of ERISA.
     7.8 Tender or Exchange Offers (for Periods Prior to January 1, 2010). Each Participant shall have the right, to the extent of shares of Common Stock allocated to his respective Stock Fund Subaccount as of the most recent practicable Valuation Date prior to such record date for which information is available, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Trustee shall utilize its best efforts to timely distribute or to cause to be distributed to each Participant such information as will be distributed to shareholders of Temple-Inland Inc., the Company or Forestar in connection with any such tender or exchange offer. Upon timely receipt of such written directions from the Participant, the

Trustee shall respond as directed with respect to the shares of Common Stock held in the respective Stock Fund representing all, but not less than all, of the shares over which that Participant has the right of direction. If the Trustee shall not have received timely written directions from any Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any such shares with respect to which that Participant has the right of direction. Shares of Common Stock held in a Stock Fund by the Trustee pending allocation to Participants’ Accounts shall be tendered or exchanged by the Trustee in the same proportion as are tendered or exchanged those shares with respect to which Participants have the right of direction.
     7.9 Confidentiality (for Periods Prior to January 1, 2010). Information relating to the purchase, holding, and sale of Common Stock, and the directions received by the Trustee from Participants pursuant to Sections 7.7 and 7.8 hereof shall be held by the Trustee in accordance with procedures developed by the Plan Administrator that are designed to safeguard the confidentiality of such information (except to the extent provided therein). The Investment Committee shall be responsible for ensuring that the procedures provided for by Sections 7.7 and 7.8 hereof and this Section 7.9 are sufficient to safeguard the confidentiality of such Participant information, that such procedures are being followed, and that an independent fiduciary is appointed to carry out any activities which the Investment Committee determines involve a potential for undue employer influence upon Participants and beneficiaries with respect to the direct or indirect exercise of shareholder rights.

ARTICLE 8
WITHDRAWALS DURING EMPLOYMENT
     8.1 Withdrawal of After Tax Contributions. Subject to the provisions of this Article 8, a Participant may elect to withdraw all or any portion of his After Tax Contributions Account.
     8.2 Withdrawals After Age 59 1/2. Subject to the provisions of this Article 8, a Participant who has attained age fifty-nine and a half (59 1/2) and who has withdrawn all amounts available pursuant to Section 8.1 hereof may elect to withdraw all or a portion of his Before Tax Contributions Account, Qualified Nonelective Contributions Account, vested Company Retirement Contributions Account, vested Profit Sharing Contributions Account and vested Employer Matching Contributions Account.
     8.3 Withdrawal of Employer Matching Contributions. Subject to the provisions of this Article 8, a Participant who has withdrawn all amounts available pursuant to Sections 8.1 and 8.2 hereof may withdraw all or any portion of the vested portion of his Employer Matching Contributions Account attributable to Employer Matching Contributions made for Plan Years beginning before January 1, 2008; provided, however, that in the case of a Participant who does not have at least sixty (60) Months of Participation before the date of such withdrawal, the Employer Matching Contributions attributable to Employer Matching Contributions for Plan Years beginning before January 1, 2008, actually made by the Participant’s Employer (or predecessor employer) during the most recent preceding twenty-four (24) months may not be withdrawn, except as permitted by Section 8.2 hereof.

     8.4 Hardship Withdrawals.
          (a) Subject to the provisions of this Article 8, a Participant may withdraw any amount, but not less than five hundred dollars ($500), of his Before Tax Contributions (not including any earnings thereon and reduced by the amount of any prior withdrawal of such contributions) from his Before Tax Contributions Account on account of hardship. For purposes of this Plan a withdrawal is on account of hardship only if:
               (i) the withdrawal is made because of an immediate and heavy financial need of the Participant (as determined in accordance with Section 8.4(b) hereof), and
               (ii) the withdrawal is necessary to satisfy such financial need (as determined in accordance with Sections 8.4(c) through 8.4(f) hereof).
          (b) For purposes of this Section 8.4, a distribution is on account of an immediate and heavy financial need of a Participant only if the distribution is on account of:
               (i) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); or
               (ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments); or
               (iii) payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Section 152 of the Code, and for Plan Years beginning on and after January 1, 2005, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code); or
               (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure of the mortgage on his principal residence; or
               (v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and for taxable years beginning on and after January 1, 2005, without regard to Section 152(d)(1)(B) of the Code); or
               (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
               (vii) any other event or occurrence that the Commissioner of the Internal Revenue Service (the “Commissioner”) may designate through the publication of revenue rulings, notices, and other documents of general applicability as constituting immediate and heavy financial need.
          (c) A withdrawal shall be treated as necessary to satisfy an immediate and heavy financial need of a Participant only to the extent that the amount of the withdrawal does not exceed the amount required to meet the financial need. For this purpose, the amount required to satisfy the financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. A withdrawal shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the need may be relieved from other resources reasonably available to the Participant. This determination generally is to be made on the basis of all the relevant facts and circumstances. For this purpose, the Participant’s resources are deemed to include those assets of the Participant’s spouse and minor children (other than property held for a minor child under (i) an irrevocable trust, or (ii) the Uniform Gifts to Minors Act or comparable state law) that are reasonably available to the Participant.
          (d) An immediate and heavy financial need may be treated as not capable of being relieved from other resources reasonable available to a Participant if the Employer relies upon the Participant’s representation (made in writing or such other form as may be prescribed by the Commissioner of Internal Revenue), unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved:
               (i) Through reimbursement or compensation by insurance or otherwise;
               (ii) By liquidation of the Participant’s assets;
               (iii) By cessation of the Participant’s Before Tax Contributions under the Plan;
               (iv) By other currently available distributions under plans maintained by the Group or any other employer; or
               (v) By loans from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

          (e) A need cannot be reasonably relieved by one of the actions in Section 8.4(d) hereof if the effect of the action would be to increase the amount of the need.
          (f) Notwithstanding Sections 8.4(c) through 8.4(e) hereof, a Participant must obtain all nontaxable (at the time of the loan(s)) loans under the Plan and all other plans maintained by the Group prior to obtaining a hardship withdrawal hereunder.
     8.5 Withdrawal of Rollover Accounts. Subject to the provisions of this Article 8, a Participant may withdraw all or a portion of his Rollover Account.
     8.6 Withdrawals of Certain Default Before Tax Contributions.
     An Automatic Contribution Participant may elect, by providing Notice to the Plan Administrator not later than ninety (90) days after the date of the first Before Tax Contribution made on the Participant’s behalf pursuant to Section 2.2(b) hereof, to withdraw from his Before Tax Contributions Account the aggregate amount of Before Tax Contributions made on his behalf with respect to the first payroll period to which Section 2.2(b) hereof applied to the Automatic Contribution Participant through the effective date of the withdrawal election (adjusted for allocable gains and losses to the date of distribution, calculated in accordance with Section 3.6(a) hereof). The date of the first Before Tax Contribution made pursuant to Section 2.2(b) hereof is the date that the Compensation that is subject to the cash or deferred election would otherwise have been included in the Automatic Contribution Participant’s income. The effective date of the Automatic Contribution Participants election shall not be later than the last day of the payroll period that begins after the date the election is made. Employer Matching

Contributions made on the withdrawn Before Tax Contributions shall be forfeited. If a Participant elects to withdraw his Before Tax Contributions under this Section 8.6, he shall be deemed to have elected to not make Before Tax Contributions effective as of the effective date of the withdrawal.
     8.7 Application for Withdrawals; Processing. A request for a withdrawal shall be made by a Participant by providing Notice to the Plan Administrator within such period of time as the Plan Administrator may prescribe. The Plan Administrator shall evaluate the written application of a Participant for a hardship withdrawal in accordance with a uniform and nondiscriminatory policy applicable to all Participants similarly situated and shall direct the Trustee to make a hardship distribution to such Participant upon a finding of such hardship in accordance with the provisions of Section 8.4 hereof. A Participant making application hereunder for a hardship withdrawal shall provide to the Plan Administrator such information and representations as the Plan Administrator deems necessary or appropriate. Withdrawal request Notices pursuant to this Article 8 that are properly made shall be processed by the Plan Administrator and Trustee as soon as practicable after receipt, subject to complying with the requirements of Section 402(f) of the Code.
     8.8 Limit on Number of Withdrawals. A Participant may make only one withdrawal under Sections 8.1, 8.2 and 8.3 hereof in any consecutive six (6) month period (except as otherwise permitted under rules adopted and consistently applied in a uniform and nondiscriminatory manner by the Plan Administrator); provided, however, that (a) concurrent withdrawals pursuant to such Sections shall be treated as a single withdrawal, and (b) withdrawals made in connection with a withdrawal pursuant to

Section 8.4 hereof shall be permitted without regard to the foregoing restrictions of this Section 8.8 and shall not be taken into account for purposes of this Section 8.8.
     8.9 Effect of Withdrawals on Investments. Withdrawals from a Participant’s Accounts pursuant to this Article 8 shall be charged to each Fund, on a pro rata basis, in which the Participant has a Subaccount. If a Participant fails to specify which Subaccounts shall be charged, his withdrawal shall be charged proportionately to each Subaccount under the relevant Accounts. Withdrawals made pursuant to this Article 8 shall be made as of the Valuation Date as of which the withdrawal is processed by the Trustee and a Participant’s Accounts shall be adjusted accordingly.
     8.10 Timing and Form of Payment of Withdrawals. All withdrawals pursuant to this Article 8 shall be paid in cash in a lump sum as of the Valuation Date that authorized distribution directions are received by the Trustee, provided that any applicable legal requirements have been satisfied; provided, however, that, in the case of a withdrawal made on or before December 31, 2009, a Participant may, by giving prior Notice to the Plan Administrator within such time limit as the Plan Administrator shall prescribe, elect to have that portion of his withdrawal which is charged against his Temple-Inland Stock Fund, Guaranty Stock Fund or Forester Stock Fund Subaccount paid in shares of the respective Common Stock, with the value of any fractional shares and any uninvested funds held in his Company Stock Fund Subaccount paid in cash.
     8.11 Withdrawals Only Available to Employees. A Participant may make a withdrawal pursuant to this Article 8 only if he is an employee of the Group at the time of the withdrawal.

ARTICLE 9
PAYMENT OF BENEFITS
     9.1 Distribution of Benefits Upon Occurrence of Distribution Event.
          (a) If a Distribution Event occurs with respect to a Participant, such Participant may, by prior Notice to the Plan Administrator, elect to receive a distribution of his entire vested Account Balance. As soon as practicable after receipt of a Participant’s distribution election Notice, the Plan Administrator shall instruct the Trustee to distribute the Participant’s Account Balance in accordance with the Participant’s election; provided, however, that all distributions shall be subject to Section 9.1(e) hereof.
          (b) As soon as practicable after the Plan Administrator receives notice of (i) the occurrence of a Distribution Event with respect to a Participant whose vested Account Balance does not exceed one thousand dollars ($1,000) (five thousand dollars ($5,000) for periods prior to March 28, 2005, excluding the Participant’s Rollover Account, if any, for periods prior to March 28, 2005), or (ii) the death of a Participant, the Plan Administrator shall instruct the Trustee to distribute the vested Account Balance of such Participant to the Participant (or in the case of a deceased Participant, the Participant’s beneficiary, as designated in accordance with Section 2.1(c) hereof), subject to complying with the requirements of Section 9.1(d) hereof.
          (c) If a Participant has no balance in his Before Tax Contributions Account and no portion of his Employer Matching Contributions Account, Company Retirement Contributions Account and Profit Sharing Contributions Account is vested at the time the Participant receives a distribution of his entire vested Account Balance, the

Participant shall be deemed to have received a distribution of his entire nonforfeitable interest in such Accounts (which, since the Participant is not vested, is zero).
          (d) In no event shall the Plan Administrator direct the Trustee to distribute a Participant’s vested Account Balance prior to satisfying the requirements of Section 402(f) of the Code.
     9.2 Payment of Benefits by Trustee; Form of Payment. Except as provided in Section 9.3 hereof, all amounts that become distributable after a Distribution Event pursuant to Section 9.1 and Section 9.3 hereof shall be paid in the form of a lump-sum payment as soon as practicable after the Trustee receives a distribution instruction from the Plan Administrator and any applicable legal requirements have been satisfied. Distributions made in accordance with this Article from the Funds shall be paid in cash; provided, however, if a Participant so elects, distributions from a Participant’s Stock Fund Subaccount(s) shall be made in whole shares of the respective Common Stock with fractional shares and any uninvested funds held in the Stock Fund Subaccount(s) paid in cash. The amount distributed to a Participant or beneficiary shall be equal to the applicable Participant’s Account Balance as of the date that the Trustee processes the distribution instruction.
     9.3 Installment Option for Certain Retiring Participants.
          A Participant who has elected to commence installment distributions pursuant to this Section 9.3 prior to January 1, 2008, may elect, by providing Notice to the Plan Administrator, to receive a lump-sum distribution of the Participant’s remaining Account Balance, in which case no further payments shall be made with respect to the Participant pursuant to this Plan. As soon as practicable after the receipt of such an election, the Plan Administrator shall instruct the Trustee to distribute to the Participant the Participant’s remaining Account Balance. In the event of the death of such a Participant prior to the payment of all installment payments the Participant is entitled to pursuant to this Section 9.3, the Participant’s remaining Account Balance shall be distributed to the Participant’s beneficiary (as designated in accordance with Section 2.1(f)) hereof in accordance with Section 9.1(b) hereof and no further payments shall be made with respect to the Participant pursuant to this Plan.
     9.4 Required Minimum Distributions. Notwithstanding any other provision of the Plan to the contrary (other than the Minimum Distribution Appendix hereto), the vested portion of a Participant’s Account Balance shall be, or begin to be, distributed to the Participant not later than the Participant’s Required Beginning Date. If, on or before a Participant’s Required Beginning Date, the Participant does not die and does not elect to receive or begin to receive a distribution of his vested Account Balance in the form of a lump sum payment, (a) the Participant’s vested Account Balance shall begin to be distributed to the Participant on the Participant’s Required Beginning Date in accordance with regulations issued under Section 401(a)(9) of the Code over the life of the Participant (or over a period not extending beyond the life expectancy of the Participant), and (b) the Participant may elect, by prior Notice to the Plan Administrator, after the Participant’s Required Beginning Date to accelerate distribution of the Participant’s remaining Account Balance in the form of a lump sum payment described in Section 9.2 hereof. If the Participant dies prior to the distribution of his entire Account Balance, the Participant’s remaining Account Balance shall be distributed in a single lump sum payment to his beneficiary as soon as administratively practicable after the date of the Participant’s death.
     9.5 Payment to Participant’s Estate. If there is no person alive to receive and receipt for any payment due under the Plan, the Plan Administrator shall direct that such payment or payments be made to the estate of the deceased Participant or the last deceased payee, as the case may be.
     9.6 Incapacity of Payee. If any person who is entitled to receive any benefits hereunder is, in the sole and absolute judgment of the Plan Administrator, legally, physically or mentally incapable of personally receiving and receipting for any distributions, the Plan Administrator in its sole and absolute discretion may instruct the Trustee to make distribution to such other person, persons, institution or institutions as in the judgment of the Plan Administrator shall then be maintaining or have custody over such distributee. The Plan Administrator may rely upon the report of a duly licensed physician with regard to capacity or may in its sole and absolute discretion first require persons claiming benefits to obtain an appropriate court order determining such person’s capacity.
     9.7 Plan Administrator Determines Payee. Except as otherwise provided by ERISA, the determination of the Plan Administrator as to the identity of the proper payee for any payment and the amount properly payable shall be conclusive, and payment in accordance with such determination shall, to the extent thereof, constitute a complete discharge of all obligations to such payee under the Plan.

     9.8 Rollover Distributions.
          (a) A Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant as a direct rollover. Notwithstanding the foregoing, a Participant shall not be entitled to elect a direct rollover of an amount that is not in excess of any minimum dollar amount that the Plan Administrator may prescribe from time to time in accordance with applicable regulations.
          (b) For purposes of this Section 9.8, an “Eligible Rollover Distribution” is any distribution of all or any portion of a Participant’s Accounts, except that an Eligible Rollover Distribution shall not include (i) any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) made for a specified period of ten years or more, (ii) any distribution to the extent that such distribution is required under Section 401(a)(9) of the Code, (iii) the portion of any distribution made prior to January, 2002 that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (iv) any hardship distribution (within the meaning of Section 401(k)(2)(B)(i)(IV)) that is made on or after January 1, 2000, or (v) any withdrawal of default Before Tax Contributions under Section 8.6 hereof.
          (c) For purposes of this Section 9.8, an “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant’s Eligible Rollover Distribution. Effective January 1, 2002,

with respect to Eligible Rollover Distributions made on or after such date, the term “Eligible Retirement Plan” shall also include an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding the foregoing, with respect to the portion of an Eligible Rollover Distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation on employer securities), the term “Eligible Retirement Plan” shall only include an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or a qualified defined contribution plan under Section 401(a) or 403(a) of the Code that agrees to separately account for such amounts, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
          (d) The surviving spouse of a deceased Participant or a Participant’s spouse, former spouse, or surviving spouse who is an alternate payee under a qualified domestic relations order (within the meaning of Section 414(p) of the Code) shall be treated as a Participant for purposes of this Section 9.8; provided, however, that in the case of an Eligible Rollover Distribution made before January 1, 2002, to a surviving spouse, the term “Eligible Retirement Plan” shall include only an individual retirement account or individual retirement annuity.
          (e) Effective for distributions made after December 31, 2006, and notwithstanding Sections 9.8(a) through (d) hereof, if a non-spouse beneficiary is eligible to receive a distribution of a Participant Accounts, which distribution would otherwise constitute an Eligible Rollover Distribution, and the non-spouse beneficiary is a designated beneficiary (within the meaning of Treasury Regulation Section 1.401(a)(9)-4), then to the extent permitted by Section 402(c) of the Code, the non-spouse beneficiary may direct a trustee to trustee transfer of the distribution of the Participant’s Accounts to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) established for the purpose of receiving the distribution on behalf of the non-spouse beneficiary, and (i) such transfer shall be treated as a direct rollover of an Eligible Rollover Distribution for purposes of Section 402(c) of the Code, and (ii) such individual retirement account or individual retirement annuity shall be treated as an inherited individual retirement account individual retirement annuity (within the meaning of Section 408(d)(3)(C)).
          (f) The provisions of this Section 9.8 shall be effective as of January 1, 1993, except as otherwise provided herein.
     9.9 Distributions Pursuant to Qualified Domestic Relations Orders.
     Notwithstanding any other provision of Article 8 or this Article 9 to the contrary, all or a portion of a Participant’s Accounts may be distributed at any time to an “alternate payee” (within the meaning of Section 414(p) of the Code) pursuant to a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code) to the extent permitted by applicable regulations.

ARTICLE 10
LOANS
     10.1 Availability of Loans; Application for Loans.
          (a) Subject to the terms and conditions of this Article 10, the Plan Administrator may, in its sole discretion, direct the Trustee to loan to an Eligible Borrower as of any Valuation Date an amount from the Eligible Borrower’s Accounts that is not less than $1,000 and that, when added to any other Loan outstanding to the Eligible Borrower does not exceed the lesser of (i) fifty percent (50%) of the Eligible Borrower’s vested Account Balance; or (ii) $50,000 reduced by the highest outstanding balance of loans, during the twelve (12) month period immediately preceding the date the Loan is made, from the Plan and from any other tax qualified retirement plan maintained by the Group.
          (b) Loans shall be made available to Eligible Borrowers on a reasonably equivalent basis without regard to race, color, religion, sex, age or national origin and after giving consideration only to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. Notwithstanding the foregoing, the Plan Administrator may impose different terms and conditions on Loans made at different times and to different Eligible Borrowers. The Plan Administrator may change the terms of any outstanding loan to the extent required by applicable law.
          (c) An application for a Loan shall be made by an Eligible Borrower by providing Notice to the Plan Administrator within such period of time prior to the date of the Loan as the Plan Administrator may prescribe.

     10.2 Terms of Loans.
          (a) Loans shall bear a reasonable rate of interest established by the Plan Administrator that will provide the Plan with a return commensurate with the interest rates charged by entities in the business of lending money for loans which would be made under similar circumstances.
          (b) Loans shall be adequately secured, but in no event shall more than fifty percent (50%) of an Eligible Borrower’s vested Account Balance under the Plan at the time of the Loan be considered as security. The adequacy of such security shall be determined by the Plan Administrator, in its sole discretion, in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms.
          (c) The period of repayment for each Loan shall be arrived at by mutual agreement between the Plan Administrator and an Eligible Borrower, but such period shall not in any case exceed five (5) years; provided, however, that a Residential Loan may have a term of up to twenty-five (25) years.
          (d) An Eligible Borrower shall be permitted to have no more than one (1) outstanding Loan at any time; except in the case of an Eligible Borrower who has two (2) outstanding Loans as of December 31, 2007, such Eligible Borrower may continue to repay both Loans in accordance with their terms as of such date, but he may not obtain another Loan hereunder until such Loans are no longer outstanding.
          (e) Loan repayments by a Borrower who is an employee of the Group shall be made through regular payroll deductions made not less frequently than quarterly from amounts otherwise payable to the Eligible Borrower. Any Borrower who is not receiving any compensation from a member of the Group from which payroll deductions can be made shall be required to make required Loan repayments by personal check, money order or a certified or cashier’s check delivered to the office of the Plan Administrator on or before their respective due dates or otherwise in accordance with rules prescribed by the Plan Administrator. Cash payments (including personal checks) shall not be accepted.
          (f) A Borrower shall be permitted to prepay, without penalty, all of the outstanding balance of a Loan and accrued interest thereon at any time; provided, however, that partial prepayments shall not be permitted.
          (g) Each Loan shall be evidenced by such documentation as may be required by the Plan Administrator, including but not limited to an authorization from each Borrower who is an employee of the Group to permit its Employer to effect repayment through regular payroll deductions.
          (h) Notwithstanding any other provision of this Plan to the contrary, no distribution shall be made to any Borrower from that portion of a Borrower’s Before Tax Contributions Account that secures one or more Loans made to such Borrower unless and until all such loans have been repaid.
          (i) Each Loan shall have such additional terms and conditions as may be determined by the Plan Administrator in its sole discretion, including, but not limited to, terms and conditions relating to application and administration fees, events of default, prepayments, and required security.

          (j) A loan that was made to a Participant under the terms of a Merged Plan and that is transferred to this Plan in connection with the merger of the Merged Plan into this Plan or that was rolled over into this Plan pursuant to Section 3.7 hereof shall be treated as a Loan hereunder except that the terms of such a Loan shall be required to comply with the requirements of this Article 10 only to the extent determined by the Plan Administrator in its discretion.
     10.3 Events of Default.
          (a) The outstanding balance of any Loan shall, at the sole option of the Plan Administrator, immediately become due and payable without further notice or demand, upon the occurrence, with respect to a Borrower of any of the following events of default:
               (i) any payment of principal or accrued interest on a Loan remains due and unpaid for a period of ten (10) calendar days after the same becomes due and payable under the terms of the loan, provided that the Plan Administrator is authorized to allow a grace period that does not continue beyond the last day of the calendar quarter following the calendar quarter in which the required payment was not made;
               (ii) the commencement of a proceeding in bankruptcy, receivership or insolvency by or against the Borrower, but only to the extent then permitted under applicable federal law;
               (iii) the later of the termination of the employment of the Borrower with the Group for any reason or the Borrower ceasing to be an Eligible Borrower;

               (iv) the Borrower attempts to make an assignment for the benefit of creditors of that portion of his Before Tax Contributions Account securing his Loan or in any other security for his Loan;
               (v) a qualified domestic relations order (as such term is then defined in Section 414(p) of the Code) with respect to the Borrower is received by the Plan Administrator; or
               (vi) any Loan proceeds are used, directly or indirectly, by the Borrower to purchase or carry securities (as such term is then defined for purposes of Regulation G of the Federal Reserve Board as promulgated pursuant to Section 7 of the Securities and Exchange Act of 1934).
          (b) Any payments of principal or interest on a Loan not paid when due shall bear such interest thereafter as may be specified by the terms of the loan. The payment and acceptance of any sum or sums at any time on account of a Loan after the occurrence of an event of default, or any failure to act to enforce the rights granted hereunder upon the occurrence of an event of default, shall not be a waiver of the right of acceleration set forth in Section 10.3(a) hereof.
          (c) If an event of default and the acceleration of the outstanding balance of any Loan shall occur as described in Section 10.3(a), the Plan Administrator shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of the Loan, including the right to execute on the security for the Loan in satisfaction of the outstanding balance of the Loan; provided, however, that the Plan Administrator shall not have the right to direct the Trustee to execute on any amounts credited to a Borrower’s Before Tax Contributions Account before the date on which such amounts may be distributed without adversely affecting the tax-qualified status of the Plan.
     10.4 Accounting for Loans. A Participant Loan Subaccount shall be established as of the date a Loan is made to an Eligible Borrower and an amount equal to the principal amount of the Loan shall be transferred from the Eligible Borrower’s Accounts to his Participant Loan Subaccount, with the amount transferred coming (a) first from earnings allocated to the Eligible Borrower’s Before Tax Contributions Account, until exhausted, (b) second, from Before Tax Contributions, and (c) third, pro rata from the Participant’s other Accounts based on the vested balance of such Accounts. The Loan shall be treated as an investment of the funds credited to the Eligible Borrower’s affected Accounts. Cash equal to the amount of the Loan shall be obtained by liquidating, on a pro rata basis, the investments allocated to the Subaccounts under the affected Accounts. Payments of principal and interest on a Loan shall be credited to the Borrower’s Accounts that have a Loan Subaccount in proportion to the balances in such Subaccounts and invested in the various Funds in the same proportion as the Eligible Borrower’s current contributions are invested; provided, however, if the Borrower is not making any current contributions to the Plan, the Borrower shall be required to file Notice of the Eligible Borrower’s investment election in accordance with rules prescribed by the Plan Administrator.

ARTICLE 11
ADMINISTRATION OF THE PLAN
     11.1 Authority of Plan Administrator.
          (a) The Plan shall be administered on behalf of the participating Employers by an administrator (the “Plan Administrator”) appointed by the Board of Directors or President of the Company.
          (b) Except as otherwise provided herein, the Plan Administrator shall be solely responsible for the administration, operation and interpretation of the Plan. The Plan Administrator shall establish rules and regulations appropriate for the administration of the Plan. It shall have the exclusive right and discretion to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan in its sole discretion, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of persons. Except as otherwise provided by ERISA, such decisions, actions and records of the Plan Administrator shall be conclusive and binding upon the Company, the Employers and all persons having or claiming to have any right or interest in or under the Plan.
          (c) The Plan Administrator may delegate to (i) any agent or agents of the Group, or (ii) any employee or employees of the Group, severally or jointly, the authority to perform any act or function in connection with the administration of the Plan. The Plan Administrator may also, in its discretion, contract with one or more third parties to perform any act or function in connection with the administration of the Plan and with respect to such acts or functions, references herein to the Plan Administrator shall be deemed to be references to such third party.

          (d) The Plan Administrator shall maintain such records as are required under ERISA or under the Code and such additional records as it deems necessary or appropriate showing the fiscal transactions of the Plan.
     11.2 Claims Procedure.
          (a) If any Participant, beneficiary or other payee (a “claimant”) claims to be entitled to a benefit under the Plan and the Plan Administrator determines that such claim should be denied in whole or in part, the Plan Administrator shall notify such claimant of its decision in writing (which may be provided electronically). Such notification will be written in a manner calculated to be understood by the claimant and will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for the claimant to perfect such claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following the rendering of an adverse decision on review. Such notification will be given within a reasonable period of time, but not later than ninety (90) days after the claim is received by the Plan Administrator, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that such an extension of time is required, written notice of the extension shall be provided to the claimant prior to the end of the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision. In no event shall the extension exceed an additional ninety (90) days from the end of the initial ninety (90) day period. Any electronic notification provided by the Plan Administrator under this Section 11.2 shall comply with the standards imposed by 29 C.F.R. 2520.104b-1(c)(1)(i)-(iv).
               (i) Within sixty (60) days after the date on which a claimant receives a written notice of a denied claim, the claimant may file a written request with the Plan Administrator for a review of the denied claim. If the claimant requests a review of the denied claim, the claimant shall be entitled to submit to the Plan Administrator written comments, documents, records and other information relating to the claim for benefits and to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The Plan Administrator shall perform its review taking into account all comments, documents, records and other information submitted by the claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination. The Plan Administrator will notify the claimant of its decision in writing (which may be provided electronically). If the claim is denied, the notification will be written in a manner calculated to be understood by the claimant and will contain (A) the specific reasons for the denial, (B) references to pertinent provisions of the Plan, (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (D) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.
               (ii) The review provided for by Section 11.2(b)(i) will be made within a reasonable period of time, but not later than sixty (60) days after the Plan

Administrator receives the request for review, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial sixty (60) day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision. In no event shall the extension exceed an additional sixty (60) days from the end of the initial sixty (60) day period. If the extension of time is needed due to the claimant’s failure to submit information necessary to make a decision, the period during which the Plan Administrator must make a decision shall be tolled from the date the extension notice is sent to the claimant until the date the claimant responds to the request for additional information.
     11.3 Financial Statements. The Plan Administrator shall engage a “qualified public accountant” (as defined in Section 103(a)(3)(D) of ERISA) to prepare such audited financial statements of the operation of the Plan as shall be required by ERISA or by the Code.
     11.4 Liability of Plan Administrator. The Plan Administrator (and each member of any committee that serves as the Plan Administrator) shall not be liable for any act or omission on its own part, excepting only its own willful misconduct or gross negligence except as is otherwise expressly provided by ERISA. To the fullest extent permitted by applicable laws and to the extent not insured against by any insurance company pursuant to the provisions of any applicable insurance policy, the Company shall indemnify and save harmless the Plan Administrator (and each member of any committee that serves as the Plan Administrator) against any and all claims, demands, suits or proceedings in connection with the Plan and Trust Fund that may be brought by Participants or their spouses or other designated beneficiaries (or estates), Employees of participating Employers or by any other person, corporation, entity, government or agency thereof; provided, however, that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Company may, at the Company’s expense, settle any such claim or demand asserted or suit or proceeding brought against the Plan Administrator (or any member of any committee that serves as the Plan Administrator) when such settlement appears to be in the best interests of the Company.
ARTICLE 12
MANAGEMENT OF THE TRUST FUND
     12.1 Designation of Trustee. All contributions shall be made to, and held in trust by, the Trustee of the Plan, who shall be appointed by the Board of Directors or President of the Company, with such powers in the Trustee as to investment, reinvestment, control and disbursement of the Trust Fund as may be provided in the Trust Agreement and shall be in accordance with the Plan and permitted under ERISA and under the Code. The Board of Directors or President of the Company may remove any Trustee at any time, with or without cause, upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Board of Directors or President of the Company shall promptly designate a successor Trustee.

     12.2 Plan Assets Held in Trust.
          (a) All assets held by the Trustee under the Trust Fund shall be held in trust for the exclusive benefit of Participants or, if deceased, their spouses or other designated beneficiaries (or estates), and no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such persons under the Plan or for the payment of reasonable expenses of administering the Plan; provided, however, that if any contribution is made by an Employer as the result of a mistake of fact made in good faith or is conditioned on the deductibility of such contribution under Section 404(a) of the Code, that Employer may direct the Trustee to return within one (1) year after the date of the payment or after the date the deduction is denied, whichever is applicable, the amount contributed by mistake of fact or the amount that is not deductible, whichever is applicable. Earnings attributable to any excess Employer contributions shall not be returned to that Employer, but losses shall reduce the amount to be returned. All contributions to the Plan are conditioned on their deductibility under Section 404 of the Code.
          (b) No person shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to or under the Trust Fund or any part of its assets except to the extent expressly provided in the Plan. Notwithstanding anything herein to the contrary, the spouse, former spouses, beneficiary or any other person claiming benefits on behalf of any Participant shall have absolutely no rights whatsoever under the Plan prior to the death of that Participant except as may otherwise be expressly provided under ERISA (e.g., spousal consent rights and qualified domestic relations orders).

     12.3 Appointment of Investment Manager.
          (a) The Investment Committee may appoint one or more investment managers to manage any assets of the Plan. As used herein, the term “investment manager” shall mean any person or entity who: (a) has power to manage, acquire or dispose of any assets of the Plan; (b) is (i) registered as an investment advisor under the Investment Advisors Act of 1940, (ii) a bank, as defined in that Act, or (iii) an insurance company qualified, under the laws of more than one state, to perform services described in (a) above; and (c) has acknowledged in a writing delivered to the Investment Committee and the Trustee that it is a fiduciary with respect to the Plan.
          (b) If the Investment Committee determines that there is a potential for a conflict of interest (or the appearance of a conflict of interest) relating to the operation and administration of the Plan with respect to the investment of the Plan’s assets in any of the Stock Funds and/or the provisions of Sections 7.6 through 7.8 hereof, the Investment Committee, may, in its discretion, appoint one or more independent fiduciaries and/or investment managers (each, an “Independent Fiduciary”) to undertake all or a portion of the following duties and responsibilities:
               (i) serve as Plan fiduciary with sole responsibility for ensuring compliance with ERISA with respect to participant communications and disclosures relating to the applicable Stock Fund, including disclosures and communications relating to proxy voting; and
               (ii) serve as Plan fiduciary and investment manager for the Company Stock Fund and the investment of Plan assets in such Fund, with sole responsibility for ensuring compliance with ERISA with respect to Plan investments in the Company Stock Fund and Temple-Inland common stock (including with respect to tender offers) and the voting of proxies for Temple-Inland common stock, taking into account the terms of the Plan (including the Plan’s provisions relating to the maintenance of the Company Stock Fund and participant direction of investments and the voting of proxies).
               (iii) serve as Plan fiduciary with sole responsibility for ensuring compliance with confidentiality requirements under Section 7.9 hereof and the regulations under Section 404(c) of ERISA.
          (c) Each of the Investment Committee and any Independent Fiduciary shall be a “named fiduciary” for purposes of Section 402(a)(2) of ERISA.
ARTICLE 13
AMENDMENT OF THE PLAN
     13.1 Amendment. The Plan may be wholly or partially amended or otherwise modified at any time by the Board of Directors or President of the Company, or by the Plan Administrator with respect to Appendices I and II hereto; provided, however, that:
          (a) except as otherwise provided herein and permitted under the Code and under ERISA, no amendment or modification shall be made at any time prior to the satisfaction of all liabilities under the Plan with respect to Participants or, if deceased, their spouses or other designated beneficiaries (or estates) and with respect to the expenses of the Plan which would permit any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such persons under the Plan and for the payment of the expenses of the Plan;

          (b) no amendment or modification shall have any retroactive effect so as to deprive any person of any benefits already accrued, except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with governmental regulations in order to retain the qualification of the Plan and Trust Fund under Sections 401(a), 401(k) and 501(a) of the Code or to meet the requirements of ERISA and other applicable laws;
          (c) no amendment or modification shall be made which substantially increases the duties or liabilities of the Trustee, the Plan Administrator, the Investment Committee or any Employer without the prior written consent of the party so affected; and
          (d) no amendment shall be made which changes the vesting requirements in Article 6 hereof or in Section 16.4 hereof, if applicable, unless each Participant whose Period of Service was at least three (3) years as of the effective date of such amendment is permitted to elect to remain under the pre-amendment vesting requirements with respect to all of his Plan benefits accrued both before and after the effective date of such amendment.

ARTICLE 14
DISCONTINUANCE OF THE PLAN
     14.1 Right To Terminate Plan. The Plan may be terminated, in whole or in part, at any time by the Board of Directors or President of the Company, but only upon condition that such action is taken as shall render it impossible for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or, if deceased, their spouses or other designated beneficiaries (or estates) under the Plan and for the payment of reasonable costs of administering the Plan, except as otherwise provided herein and permitted under ERISA and/or under the Code. In the event of any termination of the Plan, in whole or in part, or the complete discontinuance of contributions hereunder, the Employer Matching Contributions Account, Company Retirement Contributions Account and any Supplemental Contributions Account of each Participant affected by the partial or complete termination shall become fully vested and nonforfeitable.
     14.2 Valuation of Trust Fund upon Termination. If the Plan is terminated, in whole or in part, pursuant to Section 14.1, and the Board of Directors or President of the Company determines that the Trust Fund shall be terminated, the Trust Fund shall be revalued as of such date, and the current value of all Accounts shall be distributed in accordance with Article 9.
     14.3 Continuation of Trust. If the Plan is terminated, in whole or in part, pursuant to Section 14.1, but the Board of Directors or President of the Company determines that the Trust Fund shall be continued pursuant to its terms and the provisions of this Section, no further contributions shall be made by either the Participants or by the

Employers, but the Trust Fund shall be administered as though the Plan were otherwise in full force and effect. If the Trust Fund is subsequently terminated, the provisions of Section 14.2 shall then apply.
     14.4 Plan Mergers and Transfers of Assets and Liabilities.
          (a) No merger or consolidation with, or transfer of assets or liabilities to, any other pension or retirement plan shall be made unless the benefits each Participant in the Plan would receive if the other plan were terminated immediately after such merger, consolidation or transfer of assets and liabilities would be at least as great as the benefits he would have received had the Plan been terminated immediately before such merger, consolidation or transfer.
          (b) The Plan Administrator, in its sole discretion, may at any time (i) transfer to an Affiliate Plan assets and liabilities relating to Participants who are covered by such Affiliate Plan and (ii) accept the transfer of assets and liabilities to this Plan from an Affiliate Plan with respect to Participants who have account balances under such Affiliate Plan. In the discretion of the Plan Administrator, and in accordance with rules prescribed by the Plan Administrator, assets may be transferred between this Plan and an Affiliate Plan either in cash or in-kind.
          (c) All transfers of account balances between this Plan and an Affiliate Plan and any merger of a Merged Plan into this Plan shall comply with Sections 411(a)(10) of the Code (relating to changes in vesting schedules) and 411(d)(6) of the Code (relating to reductions of accrued benefits and elimination of optional forms of benefit). To the extent that an Affiliate Plan or a Merged Plan provides an optional form of benefit with respect to all or a portion of an amount transferred to this Plan that is not otherwise available under this Plan, such optional form of benefit shall nonetheless be provided under this Plan with respect to such applicable portion of the transferred amount under the same terms and conditions as such optional form of benefit was provided under the transferee Affiliate Plan or Merged Plan as of the date of transfer, subject to such terms and conditions as the Plan Administrator may impose that are consistent with the requirements of Section 411(d)(6) of the Code. The Plan Administrator may establish such accounts and subaccounts as it deems necessary or appropriate to account for amounts transferred to the Plan pursuant to this Section 14.4(c). If the assets of any Merged Plan that are transferred to this Plan in connection with a Plan Merger include one or more loan notes evidencing one or more loans made to a participant in a Merged Plan, such loans shall be administered in accordance with their respective terms except to the extent determined otherwise by the Plan Administrator.
          (d) Notwithstanding the provisions of Section 14.4(c) hereof, the merger of a Merged Plan into this Plan or the transfer of account balances from a Merged Plan to this Plan shall, as of the applicable Merger Date, constitute an amendment that (i) except as otherwise provided, is adopted and effective as of the applicable Merger Date and (ii) causes all optional forms of benefit made available under this Plan pursuant to Section 14.4(c) hereof that would not otherwise be available hereunder (each, a “Protected Benefit”) to cease to be available hereunder to a Participant to the maximum extent permitted under Treasury Regulation Section 1.411(d)-4, provided that (A) the amendment shall not apply with respect to any distribution to a Participant with an annuity starting date that is earlier than the date on which such amendment is effective with respect to such Participant and (B) no Protected Benefit shall cease to be available hereunder to a Participant unless the Participant is entitled to elect to receive that portion of the Participant’s Account Balance that could otherwise be paid in the form of the Protected Benefit in the form of a single-sum distribution form that is otherwise identical (within the meaning of Treasury Regulation Section 1.411(d)-4) to the Protected Benefit.
          (e) The amendments made to the Appendices of this Plan by the December 1, 2001 amendment and restatement of this Plan shall not apply with respect to any distribution to a Participant that occurs earlier than the earlier of (i) the 90th day after the date that the Participant has been furnished with a summary that reflects the amendments and that satisfies 29 C.F.R. 2520.104b-3, or (ii) January 1, 2003.
     14.5 Certain Spin-Offs and Mergers. Effective as of 11:59 P.M. December 31, 2004 the Walter Mortenson Profit Sharing Plan was merged with and into the Plan, with this Plan being the surviving plan.
ARTICLE 15
STATEMENT OF INTENT
     15.1 Qualification. The Plan and the related Trust Agreement are intended and designed to qualify under Sections 401(a), 401(k), and 501(a) of the Code and the Plan is hereby designated a profit sharing plan for purposes of Sections 401(a), 401(k), 402, 412 and 417 of the Code. Anything contained in the Plan to the contrary notwithstanding, if the Internal Revenue Service determines that the Plan and the related Trust Agreement do not meet the requirements of Sections 401(a), 401(k) and 501(a) of the Code, then the Board of Directors and President of the Company shall be entitled to make such modifications, alterations and amendments of the Plan and the related Trust Agreement as are necessary to retain a favorable determination and such modifications, alterations and amendments may be effective retroactively to the extent required to retain a favorable determination. The Plan Administrator and/or the Company may, in their discretion, take any and all such actions as they deemed necessary or appropriate with respect to the administration and operation of the plan, including taking any corrective action authorized under the Internal Revenue Service Employee Plans Compliance Resolution Program (or any successor or similar program), for purposes of maintaining the Plan’s and Trust’s compliance with the requirements of Sections 401(a), 401(k) and 501(a) of the Code.
     15.2 Section 404(c) of ERISA. This Plan is designed to satisfy the requirements of Section 404(c) of ERISA and the regulations thereunder.
     15.3 Responsibility of Named Fiduciaries. It is declared to be the express purpose and intention of the Plan that each “named fiduciary” as such term is defined in Section 402(a)(2) of ERISA shall have individual responsibility for the prudent execution of the specific functions and duties assigned to him, and none of such responsibilities or any other responsibility shall be shared by two (2) or more of such named fiduciaries unless such sharing shall be provided by a specific provision of the Plan or of the Trust Agreement. Whenever one (1) named fiduciary is required by the Plan or by the Trust Agreement to follow the directions of another named fiduciary, the two (2) named fiduciaries shall not be deemed to have assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law and not prohibited under Section 4975(c) of the Code or under Section 406 of ERISA.
     15.4 Legal Rights and Liabilities. It is further declared to be the express purpose and intention of the Plan that, except as otherwise provided by ERISA, no liability whatsoever shall attach to or be incurred by the shareholders, employees or directors of the Company or of any Employer or of any representatives appointed hereunder by the Board of Directors or President of the Company under or by reason of any of the terms and conditions of the Plan. Neither the establishment and maintenance of the Plan nor any provision or amendment thereof nor any act or omission under or resulting from the operation of the Plan shall be construed:
          (a) as conferring upon any Employee, Participant, spouse, beneficiary or any other person, firm, corporation or association, any legal or equitable right or claim against the Plan Administrator, the Company, any Employer, the Trustee, or any shareholder, officer, employee or director of any Employer, except to the extent that such right or claim shall be specifically and expressly provided in the Plan or provided by law. Any and all such rights and claims, whether arising by common law or in equity or created by statute, are hereby expressly waived and released to the fullest extent permitted by law by every Employee on behalf of himself, his spouse or other beneficiary and any and all other persons who might claim through him as a condition of and as a part of the consideration for the contributions made by the Employers under the Plan and for the receipt of benefits hereunder;

          (b) as an agreement, consideration or inducement of employment or as affecting in any manner the rights or obligations of the Employers or of any Employee to continue or to terminate the employment relationship at any time; or
          (c) as creating any responsibility or liability of the Plan Administrator, the Employers or the Trustee for the validity or effect of the Plan or of any investment at any time included in the Trust Fund.
ARTICLE 16
TOP-HEAVY RULES
     16.1 Applicability of Rules. The rules set forth in this Article 16 shall be applicable with respect to any Plan Year in which the Plan is determined to be a Top-Heavy Plan. The provisions of this Article 16 shall be applied only to the extent necessary to comply with Section 416 of the Code and in a manner consistent with all requirements imposed under Section 416 of the Code.
     16.2 Determination of Top-Heavy Status. The Plan shall be considered a Top-Heavy Plan with respect to any Plan Year if as of the last calendar day of the immediately preceding Plan Year (the “determination date”):
          (a) The present value of the Accrued Benefits of key employees (as such term is defined below) exceeds sixty percent (60%) of the present value of the Accrued Benefits of all Participants and former Participants other than former key employees (as such term is defined below); provided, however, that the Accrued Benefits of any Participant who has not performed any services for the Group as an employee during a five (5) year period ending on the determination date (as such term is defined above) shall be disregarded; or

          (b) the Plan is part of a required aggregation group (as such term is defined below) and the required aggregation group is top-heavy; provided, however, that the Plan shall not be considered a Top-Heavy Plan with respect to any Plan Year in which the Plan is part of a required or permissive aggregation group (as such terms are defined below) which is not top-heavy. For purposes of this Article 16, the term “key employee” shall have the meaning prescribed in Section 416(i) of the Code and the regulations thereunder.
          (c) For purposes of this Article 16, the term “required aggregation group” shall include:
               (i) all qualified retirement plans maintained by the Group in which a key employee (as such term is defined above) is a participant, and
               (ii) any other qualified retirement plans maintained by the Group which enable any qualified retirement plan described in the preceding clause (i) above to meet the requirements of Section 401(a)(4) or of Section 410 of the Code.
          (d) For purposes of this Article 16, the term “permissive aggregation group” shall include all qualified retirement plans that are part of a required aggregation group (as such term is defined above) and any other qualified retirement plans maintained by the Group if such group will continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.
          (e) Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which the Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code), the Accrued Benefits of an Employee other than a key employee shall be determined under:

               (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Group, or
               (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.
     16.3 Determination of Accrued Benefits. For purposes of this Article 16, Accrued Benefits with respect to any Plan Year shall be determined as of the determination date (as such term is defined in Section 16.2) for that Plan Year based on Account balances as of the most recent Valuation Date within a consecutive twelve (12) month period ending on such determination date; provided, however, that such Account balances shall be adjusted to the extent required by Section 416 of the Code to increase such Account balances by the amount of any Employer or Participant contributions and of any rollovers or plan-to-plan transfers (other than rollovers or plan-to-plan transfers which are initiated by a Participant from any qualified retirement plan maintained by an unrelated employer after December 31, 1983) made and allocated after the Valuation Date but on or before such determination date and by any distributions made to Participants prior to the Valuation Date during any of the five (5) consecutive Years immediately preceding the Plan Year for which the determination as to whether the Plan is a Top-Heavy Plan is being made (including distributions from a terminated plan which, if not terminated, would have been part of a required aggregation group (as such term is defined in Section 16.2)) and to reduce such Account balances by any rollovers or plan-to-plan transfers made to the Plan on or before the Valuation Date which are initiated by a Participant from any qualified retirement plan maintained by an unrelated employer.

     16.4 Vesting for Top-Heavy Years. Notwithstanding the provisions of Article 6, with respect to any Plan Year in which the Plan is determined to be a Top-Heavy Plan, a Participant’s Accrued Benefit which is derived from Employer Retirement or Matching contributions shall vest in accordance with the following vesting schedule unless such Participant’s vested benefit percentage, as determined under Article 6, is greater:

Vested Percentage of
Period of Service	Employer Account Shall Be
Less than three (3) years	zero percent (0%)
Three (3) years or more	one hundred percent (100%)
provided, however, that if the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule shown above shall continue to apply but only with respect to those Participants whose Period of Service is equal to or greater than three (3) years as of the last calendar day of the final Top-Heavy Year.
     16.5 Contributions for Top-Heavy Years. With respect to any Plan Year in which the Plan is a Top-Heavy Plan, the minimum amount of Employer contributions to be allocated to the Accounts of any Employee who is eligible to be a Participant (including forfeitures constructively allocated to that Participant’s Accounts and any employer contributions and forfeitures allocated to that Participant under any other qualified defined contribution plans maintained by the Group but, effective on and after January 1, 1989, excluding any employee elective contributions) who had not separated from service with the Group as of the last calendar day of that Plan Year, regardless of the number of Hours of Service completed by that Participant during that Plan Year, or whether the Employee declines to make mandatory contributions (if the Plan otherwise requires same) and who is not a key employee (as such term is defined in Section 16.2) for that Plan Year, shall not be less than three percent (3%) of that Participant’s Section 415 Compensation in that Plan Year; provided, however, that the percentage of Section 415 Compensation allocated to the Employer Matching Contributions Account, Company Retirement Contributions Account, and Qualified Nonelective Contributions Account of any Participant who is not a key employee (as such term is defined in Section 16.2) under this Article with respect to that Plan Year shall not exceed the highest percentage of Section 415 Compensation allocated to the Employer Matching Contributions Account, Company Retirement Contributions Account, and Qualified Nonelective Contributions Account of any Participant who is a key employee in that Plan Year. Notwithstanding the foregoing, in the event that an Employee who is otherwise entitled to a minimum benefit equal to three percent (3%) of his Section 415 Compensation pursuant to this Section is a participant in a defined benefit plan that is a part of this Plan’s required or permissive aggregation group, such Employee shall only be entitled to a combined benefit (determined in accordance with the requirements of Treasury Regulation § 1.416-1, Q&A M-12) under the plans equal to the minimum benefit required under the defined benefit plan pursuant to Section 416 of the Code.
     16.6 Certain Changes Effective January 1, 2002.
          (a) This Section 16.7 shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section modifies the foregoing provisions of this Article 16.
          (b) The term “key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual Section 415 Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five-percent owner of the employer, or a one-percent owner of the employer having annual Section 415 Compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
          (c) This Section 16.7(c) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.
               (i) The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

               (ii) The accrued benefits and accounts of any individual who has not performed services for the employer during the one-year period ending on the determination date shall not be taken into account.
          (d) Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
          (e) Notwithstanding the foregoing, in the event that an employee who is otherwise entitled to a minimum benefit equal to three percent (3%) of his Section 415 Compensation pursuant to this Section is a participant in a defined benefit plan that is a part of this Plan’s required or permissive aggregation group, such employee shall only be entitled to a combined benefit (determined in accordance with the requirements of Treasury Regulation § 1.416-1, Q&A M-12) under the plans equal to the minimum benefit required under the defined benefit plan pursuant to Section 416 of the Code.
ARTICLE 17
GENERAL PROVISIONS
     17.1 Nonalienation of Benefits.
          (a) To the fullest extent permitted by law, no benefits under the Plan shall be subject in any manner, voluntarily or involuntarily, to anticipation, alienation,

sale, transfer, assignment, pledge, garnishment, encumbrance or charge, and any action by way of anticipation, alienation, selling, transferring, assigning, pledging, garnishing, encumbering or charging the same shall be void and of no effect, and no such benefits shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to any Participant or to any beneficiary under the Plan pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code. The Plan Administrator shall establish such procedures for evaluating and determining the status of any domestic relations order and shall give due notice to any affected parties (Participants and alternate payees) as required by law.
          (b) Subject to any applicable provision of law to the contrary, if any Participant or any beneficiary under the Plan shall become bankrupt or attempt to anticipate, alienate, sell, transfer, assign, pledge, garnish, encumber or charge any benefits, then such benefits shall, in the sole discretion of the Plan Administrator, cease and terminate. In that event, the Plan Administrator shall hold or apply the benefits or any part thereof to or for such Participant or beneficiary, his spouse or children or other dependents, or any of them, in such manner and in such proportions as the Plan Administrator shall, in its sole discretion, determine. This Section shall not be construed in such a manner as to permit the Plan Administrator to make any assignment or otherwise to alienate any benefits in contravention of requirements under the Code or under ERISA.

     17.2 No Right to Continued Employment. The establishment of the Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it be construed as limiting in any way the right of an Employer to discharge any person or to treat him without regard to the effect which such treatment might have upon him as a Participant under the Plan.
     17.3 Rules of Construction.
          (a) The masculine pronoun wherever used shall include the feminine pronoun and the singular shall include the plural unless the context clearly indicates the distinction.
          (b) The headings of Articles and Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Plan.
          (c) Amendments made to this Plan from time to time, including amendments made pursuant to amendments and restatements of this Plan, shall be effective and apply as of such dates, and shall apply with respect to such Employees, Participants, and their beneficiaries, as shall be specified in such amendments at the time of adoption, and the Plan shall be construed and applied accordingly.
     17.4 Appendices. Appendices to this Plan shall constitute a part of this Plan and, to the extent provided therein, may establish special rules that apply to specified groups of Employees or Participants in lieu of Plan terms that would otherwise apply.

ARTICLE 18
LAPSED BENEFITS
     18.1 Notification to Participants and Beneficiaries.
          (a) If the Trustee mails by registered or certified mail, return receipt requested, to a Participant or beneficiary entitled to a distribution hereunder at his last known address, a notification that he is so entitled and said notification is returned as being undeliverable because the addressee cannot be located at said address, then the Plan shall continue to maintain the Participant’s Accounts which are invested in the various funds.
          (b) If, by the last day of the Plan Year coinciding with or immediately following the fifth (5th) anniversary of the date as of which such person first could not be located, said person has not informed the Trustee of his whereabouts, his entire interest in this Plan shall become a forfeiture and shall be used to reduce any subsequent contributions required by his Employer as provided in Section 6.4 hereof for the Plan Year in which it occurs. Thereafter such person shall have no further right or interest therein except as provided in Section 18.2.
     18.2 Reinstatement of Lapsed Benefits.
          (a) If a Participant or beneficiary prior to the Plan Year in which the Plan and Trust terminate, duly claims and proves entitlement to a benefit which otherwise lapsed pursuant to Section 18.1, such benefits as shall then be due, unadjusted for Trust Fund earnings and/or losses subsequent to the date of forfeiture, shall be paid by the Plan as soon as is administratively feasible.

          (b) The reinstatement of lapsed benefits shall first be derived from forfeitures which otherwise are allocable in the Plan Year of the reinstatement to be made pursuant to this Section 18.2 and if such forfeitures are not sufficient, such reinstatement to the extent necessary shall then next be made from Employer contributions.
     IN WITNESS WHEREOF, TIN Inc. has caused this amended and restated Guaranty Financial Group Inc. Savings and Retirement Plan to be executed as of this ___ day of ______, 2007.

TIN INC.

By:
Name:
Title:
ATTEST:

Name:
Title:

APPENDIX I
List Of Participating Employers

APPENDIX II
Special Rules Applicable to
Certain Employees
     (a) Notwithstanding the provisions of Section 6.2 of the Plan, the Employer Matching Contributions Account and Retirement Contributions Account of an Employee whose employment was terminated by the Group on or about March 16, 2000 in connection with the sale by Guaranty Bank of certain assets to Auto One, a lending unit of CalFed Bank of San Francisco, shall be fully vested and nonfortfeitable as of the date of the Employee’s termination of employment by the Group.
     (b) Notwithstanding the provisions of Section 6.2 of the Plan, the Employer Matching Contributions Account and Company Retirement Contributions Account of an Employee whose employment by the Group terminated upon, or in connection with, the sale by Guaranty Bank of its Childress, Texas and Paris, Texas branches to Liberty National Bank, shall be fully vested and nonforfeitable as of the date of the Employee’s termination of employment by the Group.
     (c) Notwithstanding the provisions of Section 6.2 of the Plan, the Employer Matching Contributions Account and Company Retirement Contributions Account of a Participant who (i) was a participant in the Old Kent Thrift Plan as of August 18, 2001; (ii) had attained at least age 55 as of September 15, 2001; and (iii) became an Employee in connection with Guaranty Residential Lending, Inc.’s purchase of the assets of Old Kent Mortgage Company from Fifth Third Bancorp of Cincinnati, Ohio, shall be fully vested and nonforfeitable.

     (d) Notwithstanding the provisions of Section 6.2 and 6.3 of the Plan, the Employer Matching Contributions Account and Company Retirement Contributions Account of a Participant whose employment by the Group is designated as being terminated as the result of Project TIP shall be fully vested and nonfortfeitable.
     (e) Notwithstanding the provisions of Sections 6.2 and 6.3 of the Plan, the Employer Matching Contributions Account and Company Retirement Contributions Account of a Participant whose employment by the Group is terminated in connection with the sale of Atlanta Banking Center shall be fully vested and nonfortfeitable.
     (f) Notwithstanding the provisions of Section 6.2 of the Plan, the Employer Matching Contributions Account and Retirement Contributions Account of an Employee whose employment by the Group is designated as being terminated as the result of the repositioning of the mortgage origination activities conducted by Guaranty Residential Lending Inc. as announced by the Company on August 4, 2004, shall be fully vested and nonforfeitable as of the date of the Employee’s termination of employment by the Group.
     (g) Notwithstanding the provisions of Sections 6.2 and 6.3 of the Plan, the Employer Matching Contributions Account and Company Retirement Contributions Account of a Participant whose employment by the Group is designated as being terminated as the result of the repositioning of Guaranty Lending Bank’s mortgage origination activities, as announced on November 29, 2005, shall be fully vested and nonforfeitable.
     (h) Notwithstanding the provisions of Sections 6.2 and 6.3 of the Plan, the Employer Matching Contributions Account and Company Retirement Contributions Account of a Participant whose employment by the Group is designated as being terminated in connection with the sale of certain assets of Guaranty Business Credit Corporation to Marquette Business Credit, Inc., as announced to employees on July 5, 2006, shall be fully vested and nonforfeitable.
     (i) Notwithstanding the provisions of Sections 6.2 and 6.3 of the Plan, the Employer Matching Contributions Account, Company Retirement Contributions Account and Profit Sharing Account of a Participant whose employment by the Group is designated as being terminated in connection with the Transformation Plan announced by the Company in a press release, dated February 26, 2007, shall be fully vested and nonforfeitable.

KNUTSON MORTGAGE CORPORATION APPENDIX
     This Appendix shall apply only to Participants (“Knutson Participants”) on whose behalf an account balance under the Knutson Savings Tax Deferred 401(k) Plan (the “Knutson Plan”) was transferred to this Plan as of the Knutson Plan’s Merger Date.
     The following provisions shall apply in lieu of, or as a modification or addition to, corresponding provisions contained elsewhere in this Plan (as indicated by a corresponding Section or subsection designation or Section heading) or, if there is no corresponding provision elsewhere in the Plan, in addition to the other terms of this Plan:
     1.57 Period of Service. Notwithstanding the provisions of Section 1.57, the Period of Service credited to a Knutson Participant for the Plan Year beginning January 1, 1997, shall be determined in accordance with the terms of the Knutson Plan as in effect on June 1, 1997, and the Knutson Plan’s Merger Date shall be deemed to be January 1, 1998, solely for purposes applying Section 1.57.
     6.6 Special Vesting Rule Applicable to Knutson Participants. Notwithstanding the provisions of Sections 6.2 and 6.3 hereof, the vested and nonforfeitable percentage of a Knutson Participant’s Company Retirement Contributions Account, Employer Matching Contributions Account and any Supplemental Contributions Account shall not be less than as determined in accordance with the following schedule:

Nonforfeitable
Period of Service	Percentage
Less than 1	0
1	33%
2	66%
3	100%
     7.5 Change in Existing Investments. (a) The proviso to Section 7.5(a) of the Plan shall not apply to a Knutson Participant’s Merged Plan Employer Matching

Contributions Subaccount, which subaccount shall account for that portion of a Knutson Participant’s Employer Matching Contributions Account that is attributable to employer matching contributions transferred to this Plan from the Knutson Plan.
     9.1 Distribution of Benefits upon Occurrence of Distribution Event. Notwithstanding the provisions of Section 9.1(a), in no event shall the Trustee distribute the vested Account Balance of a Knutson Participant prior to April 1 of the calendar year following the Knutson Participant’s attainment of age seventy and a half (70 1/2), unless the Knutson Participant elects to receive such distribution.

STOCKTON SAVINGS BANK APPENDIX
     This Appendix shall apply only to Participants (“Stockton Participants”) on whose behalf an account balance under the Stockton Savings Tax Deferred 401(k) Plan (the “Stockton Plan”) was transferred to this Plan as of the Stockton Plan’s Merger Date.
     The following provisions shall apply in lieu of, or as a modification or addition to, corresponding provisions contained elsewhere in this Plan (as indicated by a corresponding Section or subsection designation or Section heading) or, if there is no corresponding provision elsewhere in the Plan, in addition to the other terms of this Plan:
     2.1 Participation. Section 2.1(b) of the Plan shall apply to Stockton Participants as modified by adding the following sentence at the end thereof:
“Notwithstanding the foregoing, any Employee who as of the Merger Date of the Stockton Plan was eligible to participate in such plan shall become a Participant in this Plan as of such Merger Date.”
     6.6 Special Vesting Rule Applicable to Stockton Participants. Notwithstanding the provisions of Sections 6.2 and 6.3 hereof, a Stockton Participant’s Company Retirement Contributions Account, Employer Matching Contributions Account, and Supplemental Contributions Account shall be fully vested and nonforfeitable effective June 27, 1997.
     7.5 Change in Existing Investments. (a) The proviso to Section 7.6(a) of the Plan shall not apply to a Stockton Participant’s Merged Plan Employer Matching Contributions Subaccount, which subaccount shall account for that portion of a Stockton Participant’s Employer Matching Contributions Account that is attributable to employer matching contributions transferred to this Plan from the Stockton Plan.

WESTERN CITIES MORTGAGE CORPORATION APPENDIX
     This Appendix shall apply only to Participants (“Western Cities Participants”) on whose behalf an account balance under the Western Cities Mortgage Corporation Retirement Savings Plan (the “Western Cities Plan”) was transferred to this Plan as of the Western Cities Plan’s Merger Date.
     The following provisions shall apply in lieu of, or as a modification or addition to, corresponding provisions contained elsewhere in this Plan (as indicated by a corresponding Section or subsection designation or Section heading) or, if there is no corresponding provision elsewhere in the Plan, in addition to the other terms of this Plan:
     1.57 Period of Service. Notwithstanding the provisions of Section 1.57, the Period of Service credited to a Western Cities Participant for the Plan Year beginning January 1, 1997, shall be determined in accordance with the terms of the Western Cities Plan as in effect on August 1, 1997, and the Western Cities Plan’s Merger Date shall be deemed to be January 1, 1998, solely for purposes applying Section 1.57.
     6.6 Special Vesting Schedule Applicable to Western Cities Participants. Notwithstanding the provisions of Sections 6.2 and 6.3 hereof, the vested and nonforfeitable percentage of a Western Cities Participant’s Company Retirement Contributions Account, Employer Matching Contributions Account, and Supplemental Contributions Account shall not be less than as determined in accordance with the following schedule:

Nonforfeitable
Period of Service	Percentage
Less than 2	0
2	20%
3	40%
4	60%
5	100%

TEXAS NATIONAL AGENCY, INC. APPENDIX
     This Appendix shall apply only to Participants (“TNA Participants”) on whose behalf an account balance under the Texas National Agency 401(k) Savings/Profit Sharing & Retirement Plan (the “TNA Plan”) was transferred to this Plan as of the TNA Plan’s Merger Date.
     The following provisions shall apply in lieu of, or as a modification or addition to, corresponding provisions contained elsewhere in this Plan (as indicated by a corresponding Section or subsection designation or Section heading) or, if there is no corresponding provision elsewhere in the Plan, in addition to the other terms of this Plan:
     1.57 Period of Service. Notwithstanding the provisions of Section 1.57, the Period of Service credited to a Participant for the Plan Year beginning January 1, 1997, shall be determined in accordance with the terms of the TNA Plan as in effect on October 1, 1997, and the TNA Plan’s Merger Date shall be deemed to be January 1, 1998, solely for purposes of applying Section 1.57.
     6.6 Special Vesting Schedule Applicable to TNA Participants. Notwithstanding the provisions of Sections 6.2 and 6.3 hereof, the vested and nonforfeitable percentage of a TNA Participant’s Company Retirement Contributions Account, Employer Matching Contributions Account, and Supplemental Contributions Account shall not be less than as determined in accordance with the following schedule:

Nonforfeitable
Period of Service	Percentage
Less than 2	0
2	20%
3	40%
4	60%
5	100%

HEMET FEDERAL SAVINGS AND LOAN
ASSOCIATION APPENDIX
     This Appendix shall apply only to Participants (“Hemet Participants”) on whose behalf an account balance under the Hemet Federal Savings and Loan Association Employee Savings & Investment Plan (the “Hemet Plan”) was transferred to this Plan as of the Hemet Plan’s Merger Date.
     The following provisions shall apply in lieu of, or as a modification or addition to, corresponding provisions contained elsewhere in this Plan (as indicated by a corresponding Section or subsection designation or Section heading) or, if there is no corresponding provision elsewhere in the Plan, in addition to the other terms of this Plan:
     2.1 Participation. Section 2.1(b) of the Plan shall apply to Hemet Participants as modified by adding the following sentence at the end thereof:
“Notwithstanding the foregoing, any Employee who as of the Merger Date of the Hemet Plan was eligible to participate in the Hemet Plan as of such date shall become a Participant in this Plan as of such Merger Date.”
     6.6 Special Vesting Rule Applicable to Hemet Participants. Notwithstanding the provisions of Section 6.3 hereof, the Employer Matching Contributions Account of a Hemet Participant who was employed by Hemet Federal Savings and Loan Association (“Hemet”) on or after January 1, 1999 shall be fully vested and nonforfeitable effective as of the Hemet Plan’s Merger Date.
     7.5 Change in Existing Investments. (a) The proviso to Section 7.5(a) of the Plan shall not apply to a Hemet Participant’s Hemet Plan Employer Matching Contributions Subaccount, which subaccount shall account for that portion of a Hemet

Participant’s Employer Matching Contributions Account that is attributable to employer matching contributions transferred to this Plan from the Hemet Plan.
     9.1 Distribution of Benefits upon Occurrence of Distribution Event. Notwithstanding the provisions of Section 9.1(b), in no event shall the Trustee distribute the vested Account Balance of a Hemet Participant prior to April 1 of the calendar year following the Hemet Participant’s attainment of age seventy and a half (70 1/2), unless the Hemet Participant elects to receive such distribution.
     9.4 Certain Rules Applicable to the Payment of Benefits. The last sentence of Section  9.4 is modified with respect to Hemet Participants to read as follows:
“Effective June 1, 1998, this Section 9.4 shall apply only to a Participant who either (i) is a five percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan Year during which the Participant attains age 70 1/2, (ii) attained age 70 1/2 prior to June 1, 1998, or (iii) attains age 70 1/2 on or after June 1, 1998 and prior to September 1, 1999 and elects to have this Section 9.4 so apply.

TNA-2

MINIMUM DISTRIBUTION APPENDIX
1. General Rules.
     1.1 Effective Date. The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
     1.2 Precedence. The requirements of this Appendix will take precedence over any inconsistent provisions of the Plan.
     1.3 Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.
     1.4 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
2. Time and Manner of Distribution.
     2.1 Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
     2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
          (a) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Section 6 hereof, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
          (b) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Section 6 hereof, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
          (c) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          (d) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.
For purposes of this Section 2.2 and Section 4 hereof, unless Section 2.2(d) hereof applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2.2(d) hereof applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a) hereof. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the

2

surviving spouse under Section 2.2(a) hereof), the date distributions are considered to begin is the date distributions actually commence.
     2.3 Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 hereof. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.
3. Required Minimum Distributions During Participant’s Lifetime.
     3.1 Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
          (a) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
          (b) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

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     3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
4. Required Minimum Distributions After Participant’s Death.
     4.1 Death on or After Date Distributions Begin.
          (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
               (i) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
               (ii) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as

4

of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
               (iii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
          (b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     4.2 Death Before Date Distributions Begin.
          (a) Participant Survived by Designated Beneficiary. Except as provided in Section 6 hereof, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4.1 hereof.
          (b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year

5

following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a) hereof, this Section 4.2 will apply as if the surviving spouse were the Participant.
5. Definitions.
     5.1 “Designated Beneficiary” means the individual who is designated as the beneficiary pursuant to Section 2.1(e) of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
     5.2 “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 2.2 hereof. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum

6

distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
     5.3 “Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
     5.4 “Participant’s Account Balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
     5.5 “Required Beginning Date” means April 1 of the calendar year following the later of (a) the calendar year in which the attains age 70 1/2, or (b) the calendar year in which the Participant retires; provided, however, that the preceding clause (b) shall not apply in the case of any Participant who is a 5-percent owner (as defined in Section 416 of the Code) with respect to the plan year ending in the calendar year in which the Participant attains age 70 1/2.
6. Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in

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Section 2.2 hereof, but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This election will apply to all distributions to Designated Beneficiaries.

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EXHIBIT 1
TEMPLE-INLAND SAVINGS AND RETIREMENT PLAN
PARTICIPATING EMPLOYERS
•	Guaranty Bank

•	Guaranty Insurance Services, Inc.

•	Guaranty Residential Lending, Inc.

•	Guaranty Group Inc.

•	Guaranty Business Credit Corporation

•	American Finance Group, Inc., d/b/a Guaranty Capital Corporation

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